WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 5
                                [GRAPHIC OMITTED]
                        Supplement Dated January 21, 1998
                        To Prospectus Dated June 23, 1997

         This Supplement is part of, and should be read in conjunction with, the Prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 5 ("Series 5") dated June 23, 1997 (the "Prospectus"). This Supplement supersedes all previous supplements. Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus.

TABLE OF CONTENTS
                                                                          Page

Status of  Series  5 Offering............................................... 1
Local Limited Partnership Investments....................................... 2
Federal Income Tax Considerations........................................... 8
Profits, Losses and Tax Credits............................................. 9
Management.................................................................  9
Management's Discussion and Analysis of Financial Condition
  and Results of Operations ............................................... 10
Prior Performance Summary.................................................. 11
Financial Statements......................................................  FS-1
Prior Performance Tables..................................................  A-1
First Amendment to Partnership Agreement................................... B-1

         As indicated in the chart which follows, the information presented herein either adds to or supersedes similar information included in the Prospectus, or constitutes information which has no corresponding information in the Prospectus.

Supplement Presentation                   Relationship to Prospectus
                                            Presentation

Status of Series 5 Offering               New Information
Local Limited Partnership Investments     New Information
Federal Income Tax Considerations         Adds to or supersedes "Federal Income
                                            Tax Considerations"
Profits, Losses and Tax Credits           Supersedes a portion of "Profits and
                                            Losses for Tax Purposes,
                                            Tax Credits and Cash Distributions"
Management                                Adds to "Management"
Management's Discussion and Analysis      Supersedes "Management's Discussion
   Of Financial Condition and Results of    and Analysis of Finanical Condition"
   Operations
Prior Performance Summary                 Adds to "Prior Performance Summary"
Financial Statements                      Adds to "Financial Statements"
Prior Performance Tables                  Adds to "Prior Performance Tables"
First Amendment to Partnership Agreement  Adds to "Partnership Agreement"

STATUS OF SERIES  5 OFFERING

         As of the date hereof, Series 5 has received subscriptions in the amount of $10,375,780 (10,406 Units), of which $356,500 currently is represented by Promissory Notes.

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LOCAL LIMITED PARTNERSHIP INVESTMENTS

         Included herein is a discussion of nine Local Limited Partnership Interests acquired or identified for acquisition by Series 5. The Apartment
Complexes owned by these Local Limited Partnerships are located in six states and are being developed and constructed by seven different development teams. Each of the Apartment Complexes has received a reservation of Low Income Housing Credits. While the Fund Manager believes that Series 5 is reasonably likely to retain or acquire an interest in each of these Local Limited Partnerships, Series 5 may not do so as a result of the failure by a Local Limited Partnership to satisfy one or more conditions precedent to the payment of each installment payment, the inability of Series 5 to raise additional capital necessary to complete the purchase of the Local Limited Partnership Interests identified herein, the purchase of Local Limited Partnership Interests other than those identified herein, or other factors. Moreover, the terms of any acquisition may differ from those as described. Accordingly, investors should not rely on the ability of Series 5 to retain or acquire an investment in all these Local Limited Partnerships on the indicated terms in deciding whether to invest in Series 5.

         Series 5 has acquired a Local Limited Partnership Interest in Chillicothe Plaza Apartments, L.P., a Missouri limited partnership ("CHILLICOTHE"); and Spring Valley Terrace Apartments, L.L.C., an Arizona limited liability company ("SPRING VALLEY"). Series 5 expects to acquire a Local Limited Partnership Interest in Apartment Housing of Theodore, Ltd., an Alabama limited partnership ("APT. HOUSING"); Bradley Villas, Limited Partnership, an Arkansas limited partnership ("BRADLEY"); El Reno Housing Associates Limited Partnership, an Oklahoma limited partnership ("EL RENO"); Hughes Villas, L.P., an Arkansas limited partnership ("HUGHES"); Mark Twain Senior Community, L.P., a California limited partnership ("MARK TWAIN"); Murfreesboro Villas, L.P., an Arkansas limited partnership ("MURFREESBORO"); and Tulsa-Crestview Housing Partners, Ltd., a Texas limited partnership qualified to do business in Oklahoma ("TULSA-CRESTVIEW").

         APT. HOUSING owns the Harbor Run Apartments in Theodore, Alabama; BRADLEY owns the Bradley Villas Apartments in Bradley, Arkansas; CHILLICOTHE owns the Chillicothe Plaza Apartments in Chillicothe, Missouri; EL RENO owns the Ashton Place Retirement Community Apartments in El Reno, Oklahoma; HUGHES owns the Hughes Villas Apartments in Hughes, Arkansas; MARK TWAIN owns the Mark Twain Senior Community Apartments in Oakland, California; MURFREESBORO owns the Murfreesboro Villas Apartments in Murfreesboro, Arkansas; SPRING VALLEY owns the Spring Valley Terrace Apartments in Mayer, Arizona; and TULSACRESTVIEW owns the Crestview Duplexes in Tulsa, Oklahoma.

         The following tables contain information concerning the Apartment Complexes and the Local Limited Partnerships identified herein:




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

                                                                                                           LOCAL
                                                                                                           LIMITED
              PROJECT                    ACTUAL OR      ESTIMATED                             PERMANENT    PARTNER-
              NAME AND                   ESTIMATED      DEVELOP-                              MORTGAGE     SHIP'S
LOCAL         NUMBER         LOCATION    CONSTRUCTION   MENT COST     NUMBER OF     BASIC     LOAN         ANTICIPATED YEAR CREDITS
LIMITED       OF             OF          COMPLETION     (INCLUDING    APARTMENT     MONTHLY   PRINCIPAL    TAX CREDITS TO BE FIRST
PARTNERSHIP   BUILDINGS      PROPERTY    DATE           LAND COST)    UNITS         RENTS     AMOUNT       (1)         AVAILABLE

APT. HOUSING  Harbor Run     Theodore    October 1998     $2,320,000  4 1BR units   $226      $341,000     $2,072,153   1998
              Apartments     (Mobile                                 24 2BR units   $284      CB (2)
                             County),                                12 3BR units   $319
              5 buildings    Alabama                                                          $815,000
                                                                                              AHFA
                                                                                              (3)

BRADLEY       Bradley Villas Bradley     January 1998   $1,013,574   8  2BR units   $331      $110,685     $867,500     1998
              Apartments     (Lafayette                              20 2BR units   $348      HB (4)
                             County),
              4 buildings    Arkansas                                                         $400,000
                                                                                              ADFA (5)

CHILLICOTHE   Chillicothe    Chillicothe June 1998     $1,900,000    24 2BR units   $300      $775,000     $1,554,768   1998
              Plaza          (Livingston                              4 3BR units   $335      MHDC (6)
              Apartments     County),
                             Missouri
              7 buildings

EL RENO       Ashton Place   El Reno     August 1998   $5,266,619    60 1BR units   $387      $2,403,000   $4,406,215   1999
              Retirement     (Canadian                               40 2BR units   $462      GAC(8)
              Community      County),
              Apartments     Oklahoma

              26 buildings (7)

HUGHES        Hughes Villas  Hughes      September      $1,000,021   20 2BR units   $398      $384,000     $298,484     1997
              Apartments     (St. Francis   1996                                              ADFA (9)
                             County),
              4 buildings    Arkansas                                                         $384,015
                                                                                              RD (10)

MARK TWAIN    Mark Twain     Oakland     July 1996      $2,564,670   100 Efficiency $338-$407 $1,200,000   $1,019,835   1998
              Senior         (Alameda                                6 1BR units    $415      HSA (12)
              Community      County),
              Apartments     California                                                       $295,957
                                                                                              RACO(13)
              3 buildings
              (7)(11)

MURFREES-     Murfreesboro   Murfreesboro  March 1998   $1,279,746  10  2BR units   $258      $232,019     $1,116,770   1998
BORO          Villas         (Pike County),                         14  2BR units   $294      HB (14)
              Apartments     Arkansas
                                                                                              $400,000
              6 buildings                                                                     ADFA (5)

SPRING VALLEY Spring Valley  Mayer         August 1998  $1,480,057  20 1 BR units   $140-$265 $162,000     $1,102,150   1998
              Terrace        (Yavapai                                                         WMB (15)
              Apartments     County),
                             Arizona                                                          $462,987
              2 buildings                                                                     HAC (16)

TULSA-        Crestview      Tulsa         September    $3,709,000   32 1BR units   $379      $1,070,000   $3,748,880   1998
CRESTVIEW     Duplexes       (Tulsa        1998                      24 2BR units   $463      MFCM (17)
                             County),
              29 building    Oklahoma
              (7)

(1) Low Income Housing Credits are available over a 10-year period. For the year in which the credit first becomes available, Series 5 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 5 was a limited partner of the Local Limited Partnership, and during which the Apartment Complex was completed and in service. See the discussion under "The Low Income Housing Credit" in the Prospectus.

(2) Colonial Bank ("CB") will provide the first mortgage loan for a term of 20 years at an annual interest rate of 9.5%. Principal and interest will be payable monthly, based on a 40-year amortization schedule. Outstanding principal will be due upon maturity.

(3) Alabama Housing Finance Authority ("AHFA"), using HOME funds, will provide the second mortgage loan for a term of 40 years at an annual interest rate of 0.5%. Principal and interest will be payable monthly, based on a 40-year amortization schedule.


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



(4) Horizon Bank ("HB") will provide the first mortgage loan for a term of 15 years at an annual interest rate of 9%. Principal and interest will be payable monthly, based on a 15-year amortization schedule.

(5) Arkansas Development Finance Authority ("ADFA"), using HOME funds, will provide the second mortgage loan for a term of 35 years at an annual interest rate of 1%. Principal and interest will be payable annually, based on a 35-year amortization schedule.

(6) Missouri Housing Development Commission ("MHDC") will provide the mortgage loan for a term of 35 years at an annual interest rate of 1%. Principal and interest will be payable monthly, based on a 35-year amortization schedule.

(7) Property designed for senior citizens.

(8) Greystone & Co. ("GAC") will provide the mortgage loan for a term of 18 years at an annual interest rate of 7.8%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(9) ADFA will provide the first mortgage loan for a term of 30 years at an annual interest rate of 6%. Principal and interest will be payable monthly, based on a 30-year amortization schedule.

(10) Rural Development ("RD") will provide the second mortgage loan for a term of 50 years at an annual interest rate of 1%. Principal and interest will be payable monthly, based on a 50-year amortization schedule.

(11) Rehabilitation property.

(12) Home Savings of America ("HSA") will provide the first mortgage loan for a term of 15 years at an annual interest rate of 8.72%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(13) Redevelopment Agency of the City of Oakland ("RACO") will provide the second mortgage loan for a term of 30 years at an annual interest rate of 6%. Principal and interest will be payable from cash flow, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(14) Horizon Bank ("HB") will provide the first mortgage loan for a term of 15 years at an annual interest rate of 10%. Principal and interest will be payable monthly, based on a 15-year amortization schedule.

(15) Washington Mutual Bank, FA ("WMB") will provide the first mortgage loan for a term of 15 years at an annual interest rate equal to the rate established by the Federal Home Loan Bank of San Francisco Community Advance Program plus 2%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due on maturity.

(16) Human Action for Chandler, an Arizona non-profit corporation dba Coordinated Community Services of Arizona ("HAC"), will provide the second mortgage loan for a term of 20 years at an annual interest rate of 1%. Principal and interest will be payable from available net cash flow. Outstanding principal will be due upon maturity.

(17) Multi Family Capital Markets ("MFCM") will provide the mortgage loan for a term of 18 years at an annual interest rate of 8.3%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

Theodore (THEODORE): Theodore (population 6,500) is in Mobile County, in southern Alabama near the Gulf of Mexico, near the intersection of Interstate Highway 10 and U.S. Highway 90, approximately 20 miles southwest of Mobile. The major employers for Theodore residents are Mobile County School System, University of South Alabama and University of South Alabama Medical Facilities.



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Bradley  (BRADLEY):   Bradley  (population  600)  is  in  Lafayette  County,  in southwestern Arkansas, near the Louisiana and Texas borders, at the intersection of State Highways 29 and 160, approximately 25 miles southeast of Texarkana. The major employers for Bradley residents are Falcon Products (chairs for hotels and restaurants) and Pilgrim's Pride (chicken feed).

Chillicothe (CHILLICOTHE): Chillicothe (population 9,000) is the county seat of Livingston County, and is in north-central Missouri at the intersection of U.S. Highways 36 and 65, approximately 75 miles northeast of Kansas City. The major employers for Chillicothe residents are Hendrick Medical Center, Chillicothe School District, Donaldson Company (air filter manufacturing), and Lambert Manufacturing (gloves/hats).

El Reno (EL RENO): El Reno (population 16,000) is in Canadian County, in central Oklahoma, at the intersection of Interstate Highway 40 and U.S. Highway 81, approximately eight miles from the Oklahoma City limits and approximately 27 miles from the center of Oklahoma City. The major employers for El Reno residents are Federal Aviation Administration, CMI Corporation and Mustang Independent Schools.

Hughes (HUGHES): Hughes (population 1,800) is in St. Francis County, in east-central Arkansas, at the intersection of U.S. Highway 79 and State Highway 38, approximately 25 miles southwest of Memphis, Tennessee. The major employers for Hughes residents are Arkansas Sock and Rag and Bill's Dollar Store.

Oakland (MARK TWAIN): Oakland (population 376,000) is in Alameda County in northern California, approximately 10 miles east of San Francisco. The major employers for Oakland residents are Kaiser Permanente, New United Motor Manufacturing, Inc. and the Port of Oakland.

Murfreesboro (MURFREESBORO): Murfreesboro (population 1,500) is in Pike County, in southwest Arkansas, at the intersection of State Highways 19 and 26, approximately 60 miles southwest of Little Rock. The major employers for Murfreesboro residents are Murfreesboro Diamond (newspaper) and Aalf's Manufacturing Inc. (denim jeans).

Mayer (SPRING VALLEY): Mayer (population 1,800) is in Yavapai County in central Arizona on State Highway 69 near Interstate Highway 17, approximately 20 miles southeast of Prescott. The major employers for Mayer residents are Yavapai County, Yavapai Regional Medical Center, and Caradon Better Built.

Tulsa (TULSA-CRESTVIEW): Tulsa (population 500,000) is the county seat of Tulsa County, and is in eastern Oklahoma, at the intersection of Interstate Highway 44 and U.S. Highway 75. The major employers for Tulsa residents are American Airlines, Southwestern Bell, and Boeing North American.


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                                        5

                                                                                       SHARING RATIOS:
                                                 LOCAL                                 ALLOCATIONS (4)                  ESTIMATED
                                                 GENERAL                               AND                SERIES  5'S   ACQUISITION
LOCAL           LOCAL                            PARTNER(S)'        SHARING            SALE OR            CAPITAL       FEES PAYABLE
LIMITED         GENERAL          PROPERTY        DEVELOPMENT        RATIOS:            REFINANCING        CONTRIBUTION  TO FUND
PARTNERSHIP     PARTNER(S)       MANAGER (1)     FEE (2)            CASH FLOW (3)      PROCEEDS (5)       (6)           MANAGER

APT. HOUSING    Thomas H.        Apartment       $300,700           WNC: Greater       98.99/.01/1        $1,312,916    $122,000
                Cooksey (7)      Services and                       of 15% or $250     50/50
                                 Management Co.                     LGP: 40% of the
                Apartment        (8)                                balance
                Developers, Inc.                                    The balance:
                (7)                                                 50/50

BRADLEY         Billy Bunn       Bunn Real       $144,920           WNC: $500          99/1               $532,196      $49,000
                (9)              Estate and                         LGP: $1,000        50/50
                                 Property Manage-                   The balance: 50/50
                                 ment Co. (10)

CHILLICOTHE     MBL              The Remas       $231,000           WNC: Greater of    98.99/.01/1        $981,049      $91,000
                Development,     Company                            15% or $500        50/50
                Co. (11)         (12)                               LGP: 40% of the
                                                                    balance
                                                                    The balance: 50/50

EL RENO         Cowen            Insignia        $689,212           WNC: Greater of    99.98/.01/.01      $3,039,985    $282,000
                Properties, Inc  Residential                        20% or $4,000      40/60
                (13)             Group, L.P.                        LGP: 40% of the
                                 (14)                               balance
                                                                    The balance:
                                                                    40/60

HUGHES          Billy Bunn       Southland       $161,000           WNC: $500          99/1               $177,300      $22,000
                (9)              Management Co.                     LGP: $1,000        50/50
                                 (15)                               The balance: 50/50


MARK TWAIN      Thomas P. Lam    Professional    $133,553           WNC: 15%           98.99/.01/1        $683,290      $63,000
                (16)             Apartment                          LGP: 50%           50/50
                                 Management                         The balance:
                                 (17)                               50/50

MURFREESBORO    MIDC             Bunn Real       $184,946           WNC: $500          99/1               $684,474      $63,000
                (18)             Estate and                         LGP: $1,000        50/50
                                 Property Manage-                   The balance: 50/50
                                 ment Co. (10)

SPRING VALLEY   Spring Valley    Kay-Kay Realty  $219,137           WNC: $500          99.98/.01/.01      $716,254      $66,000
                Terrace, Inc.    Corp. (20)                         LGP: $1,000        40/60
                (19)                                                The balance: HAC


TULSA-CRESTVIEW Grace Housing    Barnes Real     $512,108           WNC: Greater of    98.99/.01/1        $2,523,437    $234,000
                Partners, Ltd.   Estate                             15% or $1,500      20/80
                (21)             Services, Inc.                     LGP: 40%
                                 (22)                               The balance: 50/50
                Barnes
                Affordable
                Properties (21)

                New Faith
                Baptist Church
                (21)

(1) The maximum annual management fee payable to the property manager generally is determined pursuant to lender regulations. Each Local General Partner is authorized to employ either itself or one of its Affiliates, or a third party, as property manager for leasing and management of the Apartment Complex so long as the fee therefore does not exceed the amount authorized and approved by the lender for the Apartment Complex.

(2) Each Local Limited Partnership will pay its Local General Partner(s) or an Affiliate of its Local General Partner(s) a development fee in the amount set forth, for services incident to the development and construction of the Apartment Complex, which services include: negotiating the financing commitments for the Apartment Complex; securing necessary approvals and permits for the development and construction of the Apartment Complex; and obtaining allocations of Low Income Housing Credits. This payment will be made in installments after receipt of each installment of the capital contributions made by Series 5.

(3) Reflects the amount of the net cash flow from operations, if any, to be distributed to Series 5 ("WNC") and the Local General Partner(s) ("LGP") of the Local Limited Partnership for each year of operations. Generally, to the extent that the

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                                        6


specific dollar amounts which are to be paid to WNC are not paid annually, they will accrue and be paid from sale or refinancing proceeds as an obligation of the Local Limited Partnership.

(4) Subject to certain special allocations, reflects the respective percentage interests in profits, losses and Low Income Housing Credits of (a) in the case of APT. HOUSING, CHILLICOTHE, EL RENO, MARK TWAIN, SPRING VALLEY and TULSA-CRESTVIEW (i) Series 5, (ii) WNC Housing, L.P., an Affiliate of the Sponsor which is the special limited partner, and (iii) the Local General Partner(s); and (b) in the case of BRADLEY, HUGHES and MURFREESBORO (i) Series 5 and (ii) the Local General Partner(s).

(5) Reflects the percentage interests of (i) Series 5 and (ii) the Local General Partner(s), in any net cash proceeds from sale or refinancing of the Apartment Complex, after payment of the mortgage loan and other Local Limited Partnership obligations (see, e.g., note 3), and the following, in the order set forth: the capital contributions of Series 5; the capital contribution of WNC Housing, L.P. (if applicable); and the capital contribution of the Local General Partner(s).

(6)  Series  5  will  make  its  capital  contributions  to  the  Local  Limited
Partnership in stages, with each contribution due when certain conditions regarding construction or operations of the Apartment Complex have been fulfilled. See "Investment Policies" and "Terms of the Local Limited Partnership Agreements" under "Investment Objectives and Policies" in the Prospectus.

(7) Thomas H. Cooksey has been involved in real estate development and apartment management since 1980 and is the general partner of partnerships that own apartment complexes located in 65 towns, principally in Alabama. Mr. Cooksey, age 56, has represented to Series 5 that, as of March 1, 1997, he had a net worth in excess of $10,000,000. Apartment Developers, Inc. was formed in 1993 by Mr. Cooksey, Charles Farrow, Jr. and Kay Wallace to act as a corporate general partner of the Local Limited Partnership which owns the Apartment Complex. Mr. Cooksey is the president and owner of the corporation. Apartment Developers, Inc. has represented to Series 5 that its shareholders' equity is nominal.

(8) Apartment Services and Management Co. was formed in 1986. Thomas H. Cooksey is president and owner of 50% of the corporation. Apartment Services and Management Co. manages in excess of 2,700 apartment units, more than 1,750 of which are Tax Credit units.

(9) Billy Bunn, age 45, has represented to Series 5 that, as of April 1, 1997, he had a net worth in excess of $2,000,000.

(10) Bunn Real Estate and Property Management Co. manages in excess of 100 apartment units, more than 25 of which are Tax Credit units.

(11) D. Kim Lingle is the president of MBL Development, Co., which has the primary goal of developing and constructing affordable housing. Ted Scwermer is vice president of MBL Development, Co. and is also the uncle of Mr. Lingle. Mr. Lingle and Mr. Scwermer have a background in banking and development. MBL Development, Co. has represented to Series 5 that, as of December 31, 1996, its total shareholder's equity was in excess of $700,000.

(12) The Remas Company is owned by William F. Gillen, who has 26 years' experience in multi-family and commercial property management. Prior to forming The Remas Company, Mr. Gillen was vice president of administration and operations of Midland Property Management, Inc., a Kansas City-based real estate development and property management firm, where he was employed for 14 years. The Remas Company currently manages seven apartment complexes including three government-subsidized properties.

(13) Cowen Properties, Inc. was formed by E. Allen Cowen, II, who has been involved in real estate development for over 27 years. In 1969 Mr. Cowen formed Allen Construction Company, which was principally involved in multi-family housing projects. He later formed Cowen Properties, Inc., which is primarily involved in Tax Credit housing. Mr. Cowen has developed 24 affordable housing properties. Mr. Cowen, age 53, has represented to Series 5 that, as of August 31, 1997, he had a net worth in excess of $1,200,000.

(14) Insignia Management Group was formed in 1990, with the acquisition of more than 48,000 apartment units in more than 30 states from U. S. Shelter Corporation. In January 1997, Insignia Management Group changed its name to Insignia Residential Group, L.P.

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



(15) Southland Management Co. manages in excess of 600 apartment units, more than 300 of which are Tax Credit units.

(16) Thomas P. Lam has been involved in real estate development and management for 20 years. He has developed 28 properties, including five affordable housing developments. Mr. Lam, age 59, has represented to Series 5 that, as of September 23, 1997, he had a net worth in excess of $1,600,000.

(17) Professional Apartment Management ("PAM") was formed in 1969. PAM provides management services for over 5,700 apartment units, more than 600 of which are Tax Credit units.

(18) Murfreesboro Industrial Development Corp. ("MIDC") has represented to Series 5 that, as of July 1, 1997, it had a net worth in excess of $200,000.

(19) Spring Valley Terrace,  Inc. is an Arizona  corporation  owned by HAC.
Sam Cioffi is vice-president and director of HAC. Mr. Cioffi has more than 25 years' experience in housing and community development. Spring Valley Terrace, Inc. has represented to Series 5 that, as of September 30, 1997, it had a nominal net worth. Construction completion and operating deficit guarantees will be provided by HAC. HAC has represented to Series 5 that, as of June 30, 1997, it had unrestricted net assets of approximately $200,000 and temporarily restricted net assets of approximately $3,400,000.

(20) Kay-Kay Realty Corp. is an Arizona corporation which has been managing properties for 18 years in Arizona. The company currently manages ten properties consisting of 560 units. Four of the properties are Tax Credit properties.

(21) Grace Housing Partners, Ltd. was formed in 1996 solely for the purpose of  serving as one of the  general  partners  of  TULSA-CRESTVIEW.  The  general partner of Grace Housing Partners, Ltd. is Aslan Real Estate, Ltd. Barnes Properties, Inc. dba Barnes Affordable Properties was formed in 1983 to own, manage, finance, develop and design multi-family and luxury master-planned communities. Arthur Barnes, chairman of the board, has 36 years' experience in real estate. New Faith Baptist Church was formed in 1979. Grace Housing Partners, Ltd., Barnes Affordable Properties and New Faith Baptist Church have represented to Series 5 that their respective net worths are nominal. Construction completion and operating deficit guarantees will be provided by Bruce A. Hall, Robert Voelker, and Aslan Real Estate, Ltd. Mr. Hall, age 41, has represented to Series 5 that, as of July 31, 1997, he had a net worth in excess of $800,000. Mr. Voelker, age 39, has represented to Series 5 that, as of September 3, 1997, he had a net worth in excess of $700,000. Aslan Real Estate, Ltd. has represented to Series 5 that, as of March 31, 1997, it had a net worth in excess of $2,000,000.

(22) Barnes Real Estate Services, Inc. was formed as DMB Investments,  Inc.
in 1990 to provide management for all phases of multi-family developments. Barnes Real Estate Services, Inc. currently manages in excess of 2,250 apartment units, more than 1,260 of which are Tax Credit units.


FEDERAL INCOME TAX CONSIDERATIONS

Tax Legislation

         On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (the "1997 Act"). The 1997 Act includes many provisions, only a few of which are directly applicable to an investment in Series 5. The provisions of the 1997 Act that are material to an investment in Series 5 are summarized below.

         Tax Rates. The 1997 Act includes provisions that reduce the tax imposed on most net capital gains. See "Federal Income Tax Considerations - Other Important Tax Considerations - Tax Rates" in the Prospectus. These provisions utilize a two-tier approach to taxation of net capital gains.

         In the first tier, the maximum tax rate on net capital gains for individuals is reduced from 28% to 20%; the rate for individuals who would pay a 15% tax on net capital gains is reduced to 10%. Effective July 29, 1997, these new rates apply to assets held for more than 18 months. Assets held for more than 12 but less that 18 months may qualify for the maximum tax rate of 28%.



WNC6-12/SUPP1297
                                        8

         In the second tier, which is effective for any taxable year beginning after December 31, 2000, the 20% rate is reduced to 18% for assets held more than five years; the 10% rate is reduced to 8% for assets held more than five years whenever acquired.

         These preferential rates do not apply to collectibles (e.g., fine art and jewelry), certain qualified small business stock, and certain gains on the sale of depreciable real property. In the case of a sale of depreciable real property, the taxation scheme is as follows: (i) the excess of accelerated depreciation over straight-line depreciation is taxed at ordinary income rates (there will be no such excess in the case of the sale of an Apartment Complex),
(ii) the balance of the depreciation is taxed at a top rate of 25%, and (iii) the balance of the gain is subject to the net capital gains rates described in the preceding paragraphs.

         The rates described above generally apply for purposes of both the regular tax and the alternative minimum tax.

         Alternative Minimum Tax. The corporate alternative minimum tax (see "Federal Income Tax Considerations - Other Important Tax Considerations - Alternative Minimum Tax" in the Prospectus) is repealed for small business corporations for taxable years ending after December 31, 1997. A corporation is a small business corporation in 1998 if its average gross receipts for the prior three years was less than $5,000,000. A corporation that meets the $5,000,000 test initially will be treated as a small business corporation in future years if its average gross receipts does not exceed $7,500,000.

         Another amendment made by the 1997 Act will reduce the impact of the alternative minimum tax. For assets placed in service after December 31, 1998, depreciation lives for regular tax purposes will also be used for alternative minimum tax purposes. See "Federal Income Tax Considerations - Other Important Tax Considerations - Alternative Minimum Tax" in the Prospectus.

         General Business Tax Credit Limitations. As set forth in the Prospectus, the ability of taxpayers to use Tax Credits is subject to an annual limitation on the allowance of aggregate general business tax credits (which includes Tax Credits). See "Federal Income Tax Considerations - General Business Tax Credit Limitations" in the Prospectus. Effective for business tax credits arising in taxable years beginning after December 31, 1997, business tax credits limited by this rule are first carried back one year and then forward 20 years. Under prior law, such credits were first carried back three years and then forward 15 years.

Tax Shelter Registration Number

         The taxpayer identification number and tax shelter registration number of Series 5 are 33-0745418 and 97175000054, respectively. See "Federal Income Tax Considerations - Tax Shelter Registration" in the Prospectus.

PROFITS, LOSSES AND TAX CREDITS

         Pursuant to the power granted to it in Section 12.1.2 of the Partnership Agreement, the General Partner has amended the Partnership Agreement to provide that all items of Profits for Tax Purposes, Losses for Tax Purposes and Tax Credits which, under the Partnership Agreement would have been allocated 99% to the Unitholders and 1% to the General Partner, will instead be allocated 99.9% to the Unitholders and 0.1% to the General Partner. See "First Amendment to Partnership Agreement" included herein as Exhibit B.

MANAGEMENT

WNC Management, Inc.

     WNC Management, Inc., a California corporation which is wholly-owned by WNC & Associates, Inc., was organized in 1997 to manage certain of the properties invested in by partnerships sponsored by WNC & Associates, Inc. (including, possibly, Series 5 and Series 6). The officers and directors of WNC Management, Inc. are as follows: Thomas J. Riha (Chief Executive Officer/Director), David N. Shafer (Secretary/Director), Theodore M. Paul (Chief Financial Officer/Director), and Wilfred N. Cooper, Jr. (Director).



WNC6-12/SUPP1297
                                        9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

         Series 5 is raising equity capital from investors by means of its Offering, and is applying such capital to the purchase price and acquisition fees and costs of Local Limited Partnership Interests, Reserves and expenses. As of August 29, 1997, Series 5 had received cash subscription funds of $1,400,000, thereby satisfying the minimum Offering condition. As of September 30, 1997 and January 21, 1998, Series 5 had received and accepted subscription funds in the amounts of $3,216,000 (3,216 Units), and $10,375,780 (10,406 Units),
respectively, of which $356,500 currently is represented by Promissory Notes.

         All of the proceeds from the sale of Units have been committed to the purchase price and acquisition fees and costs of nine Local Limited Partnership Interests, Reserves and expenses of this Offering. Series 5 requires a total of approximately $14,184,000 in this regard. As of September 30, 1997, Series 5 had made no capital contributions to Local Limited Partnerships.

         As of September 30, 1997, Series 5 was indebted to WNC & Associates, Inc. in the amount of approximately $240,000. The component items of such indebtedness were as follows: accrued acquisition fees of approximately $125,000 and advances to pay front-end fees of approximately $115,000.

         Overall, as reflected in its Statement of Cash Flows, Series 5 had a net increase in cash and cash equivalents of approximately $2,159,000 for the period July 15, 1997 (date operations commenced) to September 30, 1997. This increase in cash consisted of cash provided by (used in) operating activities, investing activities and financing activities, of approximately $(0), ($98,000), and $2,257,000, respectively. Cash provided from financing activities consisted of Capital Contributions from Limited Partners of approximately $2,498,000 less offering expenses of approximately $241,000. Cash used by investing activities consisted entirely of the payment of capitalized acquisitions costs of approximately $98,000. Cash provided and used by the operating activities of Series 5 was minimal compared to its other activities. No cash was provided from operations and cash used in operations consisted primarily of payments for operating fees and expenses.

         It is not expected that any of the Local Limited Partnerships in which Series 5 will invest will generate cash from operations sufficient to provide distributions to the Limited Partners in any significant amount. Such cash from operations, if any, would first be used to meet operating expenses of Series 5, including the payment of the Asset Management Fee.

         The investments of Series 5 will not be readily marketable and may be affected by adverse general economic conditions which, in turn, could substantially increase the risk of operating losses for the Apartment Complexes, the Local Limited Partnerships and Series 5. These problems may result from a number of factors, many of which cannot be controlled. See "Risk Factors" in the Prospectus. Nevertheless, the Fund Manager anticipates that capital raised from the sale of the Units will be sufficient to fund the future investment commitments and proposed operations of Series 5.

         Series 5 will establish working capital Reserves of at least 3% of Capital Contributions, an amount which is anticipated to be sufficient to satisfy general working capital and administrative expense requirements of Series 5, including payment of the Asset Management Fee and expenses attendant to the preparation of tax returns and reports to the Limited Partners and other investor servicing obligations of Series 5. Liquidity would, however, be adversely affected by unanticipated or greater than anticipated operating costs. Liquidity could also be affected by defaults or delays in payment of the Promissory Notes, from which a portion of the working capital Reserves is expected to be funded. To the extent that working capital Reserves are insufficient to satisfy the cash requirements of Series 5, it is anticipated that additional funds would be sought through bank loans or other institutional financing. The Fund Manager may also apply any cash distributions received from the Local Limited Partnerships for such purposes or to replenish or increase working capital Reserves.

         Under the Partnership Agreement, Series 5 does not have the ability to assess the Limited Partners for additional Capital Contributions to provide capital if needed by Series 5 or Local Limited Partnerships. Accordingly, if circumstances arise that cause the Local Limited Partnerships to require capital in addition to that contributed by Series 5 and any equity of the Local General Partners, the only sources from which such capital needs will be able to be satisfied (other than the limited Reserves available at the Series 5 level) will be (i) third-party debt financing (which may not be available if, as expected, the Apartment Complexes owned by the Local Limited Partnerships are already substantially leveraged), (ii) additional equity

WNC6-12/SUPP1297
                                       10
contributions or advances of the Local General Partners, (iii) other equity sources (which could adversely affect the interest of Series 5 in Tax Credits, cash flow and/or proceeds of sale or refinancing of the Apartment Complexes and result in adverse tax consequences to the Limited Partners), or (iv) the sale or disposition of the Apartment Complexes (which could have the same adverse effects as discussed in (iii) above). There can be no assurance that funds from any of such sources would be readily available in sufficient amounts to fund the capital requirements of the Local Limited Partnerships in question. If such funds were not available, the Local Limited Partnerships would risk foreclosure on their Apartment Complexes if they were unable to renegotiate the terms of their first mortgages and any other debt secured by the Apartment Complexes to the extent the capital requirements of the Local Limited Partnerships relate to such debt. See "Risk Factors - Investment Risks - Risks Associated with Use of Leverage" and "Investment Objectives and Policies - Use of Leverage" in the Prospectus.

         The capital needs and resources of Series 5 are expected to undergo major changes during its first several years of operations as a result of the completion of its Offering of Units and its acquisition of investments. Thereafter, the capital needs and resources of Series 5 are expected to be relatively stable over the holding periods of the investments, except to the extent of proceeds received in payment of Promissory Notes and disbursed to fund the deferred obligations of Series 5.

Results of Operations

         As reflected on its Statements of Operations, Series 5 had no material operations for the period July 15, 1997 (date operations commenced) to September 30, 1997.

PRIOR PERFORMANCE SUMMARY

         The Sponsor directly and through its Affiliates has had significant prior experience in the syndication and management of real estate programs. From its formation through July 31, 1997, the Sponsor and its Affiliates have raised equity from more than 12,200 investors to acquire interests in more than 500 properties located in 37 states and one territory, and representing more than $840,000,000 in aggregate acquisition costs. The information which follows contains discussions as of July 31, 1997 of all of the prior real estate investment programs sponsored the Sponsor and its Affiliates.

         In addition to the Syndicated Partnerships for which the Sponsor has performed syndication and related services for third parties as discussed under "Management" in the Prospectus, as of July 31, 1997 the Sponsor and its Affiliates had sponsored a total of 14 public and 49 non-public real estate programs (excluding Series 5). As of July 31, 1997, one of the non-public real estate programs had not sold its limited partnership interests; the other partnerships had raised an aggregate of approximately $282,083,000 from approximately 11,700 investors. These 62 programs invested in a total of 452 apartment properties at an aggregate acquisition cost of approximately $758,000,000 in the following jurisdictions:

         Alabama           (16)     Montana                   (1)
         Arizona           (7)      Nebraska                  (8)
         Arkansas          (12)     New Mexico                (15)
         California        (103)    North Carolina            (29)
         Florida           (5)      Ohio                      (4)
         Georgia           (6)      Oklahoma                  (9)
         Idaho             (1)      Oregon                    (5)
         Illinois          (15)     Pennsylvania              (1)
         Indiana           (4)      South Carolina            (14)
         Iowa              (8)      South Dakota              (1)
         Kansas            (3)      Tennessee                 (26)
         Kentucky          (2)      Texas                     (87)
         Louisiana         (13)     U. S. Virgin Islands      (1)
         Maryland          (2)      Virginia                  (5)
         Michigan          (3)      West Virginia             (1)
         Minnesota         (1)      Wisconsin                 (18)
         Mississippi       (10)     Wyoming                   (1)
         Missouri          (15)


WNC6-12/SUPP1297
                                       11

         Of these 62 partnerships, 12 public and 34 private real estate programs commenced their offerings during the 10-year, seven-month period beginning January 1, 1987 (the "Prior Programs"). See "Public Programs Sponsored" and "Private Programs Sponsored" below. The Prior Programs were organized to invest in apartment complexes (by acquiring limited partnership interests in other limited partnerships which owned the apartment complexes) benefitting from Low Income Housing Credits and, in most instances, one or more other forms of Government Assistance. See "Government Assistance Programs." As will be the case with respect to the Apartment Complexes in which the Partnership will invest, management and operational control of the properties in which the Prior Programs have invested is exercised by the general partners of the local limited partnerships.

Public Programs Sponsored

         The 12 public Prior Programs are WNC Housing Tax Credit Fund, L.P. ("HTCF"); WNC California Housing Tax Credits, L.P. ("CHTC"); WNC Housing Tax Credit Fund II, L.P. ("HTCFII"); WNC California Housing Tax Credits II, L.P. ("CHTCII"); WNC Housing Tax Credit Fund III, L.P. ("HTCFIII"); WNC California Housing Tax Credits III, L.P. ("CHTCIII"); WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV-1"); WNC Housing Tax Credit Fund IV, L.P., Series 2
("HTCFIV-2");   WNC   California   Housing  Tax  Credits  IV,  L.P.,   Series  4
("CHTCIV-4"); WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV-5"); WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV-3"); and WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV-4"). Each of the public Prior Programs had completed its offering as of July 31, 1997.

         Through July 31, 1997, the 12 public Prior Programs had raised an aggregate of approximately $152,022,000 in capital contributions from an aggregate of approximately 9,300 investors and invested in a total of 217 apartment properties located in the following jurisdictions:

         Alabama           (14)     Mississippi      (7)
         Arizona           (3)      Missouri         (5)
         Arkansas          (5)      Nebraska         (7)
         California        (48)     New Mexico       (8)
         Florida           (1)      North Carolina   (15)
         Georgia           (2)      Ohio             (4)
         Idaho             (1)      Oklahoma         (3)
         Illinois          (8)      Oregon           (3)
         Indiana           (4)      South Carolina   (1)
         Iowa              (7)      South Dakota     (1)
         Kansas            (2)      Tennessee        (6)
         Kentucky          (1)      Texas            (41)
         Louisiana         (3)      Virginia         (4)
         Maryland          (1)      Wisconsin        (11)
         Michigan          (1)

         The aggregate mortgage debt encumbering the properties was approximately $265,077,000 and the aggregate acquisition cost of the properties was approximately $376,448,000. At the times of the Prior Programs' investments therein 77 of the properties were existing apartment complexes and 140 were under development or construction by the local partnerships which own them.

         All of the public Prior Programs have as their principal investment objective providing Federal Low Income Housing Credits to their investors, and CHTC, CHTCII, CHTCIII, CHTCIV-4 and CHTCIV-5 have the additional objective of providing California Low Income Housing Credits.

         Certain information with regard to the public Prior Programs is set forth in the tables which follow:



WNC6-12/SUPP1297
                                       12



                                                  Federal Credit Programs
                                                                                                          Federal
Offering       Partnership                                       Credits Received Per $10,000 Investment  Credit Years
Commencement   Name            Total      1996    1995    1994     1993    1992    1991     1990   1989   Remaining(1)
------------   ----            -----      ----    ----    ----     ----    ----    ----     ----   ----   ------------

1989           HTCF          $10,170    $1,410  $1,410  $1,410   $1,410  $1,410  $1,400   $1,640   $80       5
1990           HTCFII          9,010     1,450   1,450   1,460    1,380   1,210   1,300      760    --       7
1992           HTCFIII         5,000     1,570   1,520   1,190      680      40      --       --    --       9
1993           HTCFIV-1        2,690     1,360   1,010     320       --      --      --       --    --       10
1994           HTCFIV-2        1,960     1,050     700     210       --      --      --       --    --       10
1995           HTCFV-3           650       620      30      --       --      --      --       --    --       11
1996           HTCFV-4           140       140      --      --       --      --      --       --    --       12(2)

                                           Federal and California Credit Programs

                                                                                                          Federal
Offering       Partnership                                       Credits Received Per $10,000 Investment  Credit Years
Commencement   Name            Total      1996    1995    1994     1993    1992    1991     1990   1989   Remaining(1)
------------   ----            -----      ----    ----    ----     ----    ----    ----     ----   ----   ------------

1989           CHTC          $13,660    $  990   $ 990  $1,180   $1,720  $2,360  $2,590   $2,270   $1,560     5
1991           CHTCII          9,770     1,530   2,060   1,940    1,780   1,810     650       --       --     4(2)
1993           CHTCIII         4,630     1,970   1,800     800       60      --      --       --       --     10
1994           CHTCIV-4        2,050     1,340     710      --       --      --      --       --       --     10
1995           CHTCIV-5           --        --      --      --       --      --      --       --       --     11

(1)  As of December 31, 1996.
(2) These Prior Programs will generate a small amount of Tax Credits for four years beyond the stated number of years due to increases in qualified basis.


WNC6-12/SUPP1297
                                       13

Private Programs Sponsored

As of July 31, 1997, the 34 private Prior Programs involved an aggregate of approximately $122,169,000 in commitments for capital contributions payable in installments from an aggregate of approximately 1,500 investors. These private Prior Programs invested in a total of 190 apartment properties located in the following jurisdictions:

     Alabama              (2)              Missouri                   (7)
     Arizona              (3)              Montana                    (1)
     Arkansas             (7)              Nebraska                   (1)
     California           (43)             New Mexico                 (6)
     Florida              (4)              North Carolina             (12)
     Georgia              (3)              Oklahoma                   (3)
     Illinois             (6)              Oregon                     (2)
     Iowa                 (1)              Pennsylvania               (1)
     Kentucky             (1)              South Carolina             (7)
     Louisiana            (7)              Tennessee                  (18)
     Maryland             (1)              Texas                      (40)
     Michigan             (1)              Virginia                   (1)
     Minnesota            (1)              Wisconsin                  (7)
     Mississippi          (3)              Wyoming                    (1)

         The   aggregate   mortgage  debt   encumbering   the   properties   was
approximately $227,111,000 and the aggregate acquisition cost of the properties was approximately $319,984,000.

         All of the 34 private Prior Programs have as their principal investment objective providing Federal Low Income Housing Credits to their investors, and 13 of the 34 programs have the additional objective of providing California Low Income Housing Credits.

         Certain additional information with regard to the 34 private Prior Programs formed to provide Low Income Housing Credits is set forth in the tables which follow:


WNC6-12/SUPP1297
                                       14



                                                      Federal Credit Programs
Offering                                                                                                                    Federal
Commence- Partnership                                   Credit Received Per $10,000 Investment(1)                       Credit Years
ment      Name              Totals     1996     1995     1994   1993    1992     1991   1990(3)     1989     1988  1987 Remaining(2)
--------- ----              ------     ----     ----     ----   ----    ----     ----   -------     ----     ----  ---- ------------

1987      Pepper Tree (4)   13,650   $1,470    1,470   $1,470  $1,470   $1,470   $1,470  $2,370   $1,530   $  900  $   30      2
1987      East Bay          13,940    1,360    1,350    1,360   1,360    1,360    1,360   1,670    1,700    1,400   1,020      1
1987      Sequoia Manor     13,440    1,370    1,370    1,370   1,370    1,350    1,380   2,220    1,460    1,340     210      2
1987      Bayou             12,890    1,290    1,290    1,290   1,290    1,290    1,290   2,110    1,400    1,330     310      1
1987      Laurel Hill       12,770    1,320    1,320    1,320   1,320    1,320    1,300   2,090    1,320    1,230     230      2(5)
1988      Ridgetop          12,310    1,390    1,390    1,390   1,390    1,390    1,390   2,250    1,500      220      --      2(6)
1989      Alta Mesa         10,410    1,320    1,320    1,320   1,320    1,320    1,320   1,950      540       --      --      4
1990      WNC-90             8,240      990    1,400    1,400   1,400    1,400    1,400     250       --       --      --      4
1991      Shelter Resource
            XIX              7,920    1,440    1,440    1,440   1,440    1,440      720      --       --       --      --      5
1991      WNC Tax Credits
            XX               8,240    1,460    1,460    1,460   1,460    1,460      940      --       --       --      --      5
1991      WNC Tax Credits
            XXI              6,520    1,360    1,360    1,360   1,360    1,030       50      --       --       --      --      6
1992      WNC Tax Credits
            XXII             6,730    1,410    1,410    1,410   1,410    1,090       --      --       --       --      --      6
1992      WNC Tax Credits
            XXIII            6,440    1,400    1,400    1,400   1,370      870       --      --       --       --      --      6
1992      WNC Tax Credits
            XXV              5,060    1,380    1,380    1,280     870      150       --      --       --       --      --      8
1993      WNC Tax Credits
            XXVI             4,820    1,330    1,330    1,320     840       --       --      --       --       --      --      7
1993      WNC Tax Credits
            XXVIII           3,350    1,300    1,300      640     110       --       --      --       --       --      --      8
1993      WNC Tax Credits
            XXIX             3,220    1,290    1,110      790      30       --       --      --       --       --      --      9
1994      WNC Tax Credits
            XXX              2,330    1,220    1,000      110      --       --       --      --       --       --      --      9
1994      ITC I              2,860    1,670      780      410      --       --       --      --       --       --      --     10
1995      ITC II               660      590       70       --      --       --       --      --       --       --      --     11

                                               Federal and California Credit Programs
Offering                                                                                                                Federal
Commence- Partnership                                       Credit Received Per $10,000 Investment(1)                   Credit Years
ment      Name              Totals   1996     1995     1994      1993     1992     1991   1990(3)    1989   1988   1987 Remaining(2)
------    ----              ------   ----     ----     ----      ----     ----     ----   -------    ----   ----   ----  -----------

1987      Beech Villa      $17,750  $1,360   $1,360   $1,350    $1,350   $1,350   $1,350   $2,670   $3,210  $3,210  $540      1
1988      Elmwood Villa     17,030     990      990      990       990    1,330    2,610    4,010    3,460   1,660    --      3
1988      Poplar Villa      16,650     970      970      970       970      970    2,280    3,420    3,410   2,690    --      1
1988      Olive Tree        16,490     970      970      970       970      970    1,620    3,990    3,310   2,720    --      2
1988      Pine Rock         15,530     940      940      940       880    1,220    3,280    3,810    3,240     280    --      3
1988      Mesa Verde        15,030   1,020    1,030    1,030     1,030    1,870    1,690    3,610    2,760     990    --      3
1988      Sunfield          14,310   1,340    1,340    1,340     1,340    1,340    1,650    3,090    2,080     790    --      3
1988      Foxglove          11,880   1,360    1,360    1,360     1,550    2,020    2,020    1,920      290      --    --      4
1989      Elliot Place      14,160   1,200    1,200    1,200     1,200    1,670    2,460    3,200    2,030      --    --      4
1990      Wheatridge        10,880   1,120    1,120    1,120     1,480    2,240    2,230    1,570       --      --    --      5
1992      WNC Tax Credits
           XXIV              8,590   1,260    1,740    2,180     2,180    1,230       --       --       --      --    --      6
1993      WNC Tax Credits
           XXVII             6,070   1,560    1,750    1,740     1,020       --       --       --       --      --    --      8

(1) Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(2)  As of December 31, 1996.
(3) In 1990 certain partnerships were permitted to, and did, elect to utilize 150% of the Federal Low Income Housing Credit otherwise allowable for 1990.
(4) Pepper Tree originally offered Federal Tax Credits only. After the investors were admitted to the Prior Program, the Local General Partners obtained California Low Income Housing Credits as well, which are not reflected in this chart.
(5) These Prior Programs will generate a small amount of Tax Credits for five years beyond the stated number of years due to increases in qualified basis.
(6) These Prior Programs will generate a small amount of Tax Credits for four years beyond the stated number of years due to increases in qualified basis.


WNC6-12/SUPP1297
                                       15

Additional Information

          In a prior private program sponsored in 1981, WNC & Associates, Inc., became successor managing general partner in 1989 after the original managing general partner had misappropriated partnership accounts. Thereafter, using the proceeds from an RD loan, the property was substantially rehabilitated and continues to be owned and operated by the prior program. In a private program sponsored in 1996, a Local General Partner was removed by the Sponsor in 1997 after construction defects were discovered and the Local General Partner declared bankruptcy. The prior program purchased the bridge loan at its face value upon maturity thereof and construction has since been completed using other funds loaned by the Sponsor and the prior program. The Sponsor anticipates that the property will be listed for sale after receipt of a commitment for permanent financing. In a public program sponsored in 1993, a Local General Partner was removed by the Sponsor in 1997 after the Local General Partner violated provisions of the Local Limited Partnership Agreement. The remaining Local General Partner, which is an agency of the county in which the property is located, will be replaced by the Sponsor or an experienced non-profit agency. And in 1997 five properties owned by four prior private programs and developed by the same Local General Partner were the subject of notices of adjustment wherein the IRS claims that development fees to the Local General Partner were not property includable in the depreciable basis of the respective properties. Each of the Local Limited Partnerships and the prior private programs has filed a petition for readjustment before the United States Tax Court.

          Additional information with regard to certain of the Prior Programs is set forth in Tables I, II, III and V which comprise Exhibit A to this Supplement. Reference also is made to Table VI which describes in greater detail the properties in which these Prior Programs have invested. Table IV has been omitted since none of the prior programs has completed operations.

          There will be made available to any prospective investor upon request and without charge, a copy of Table VI and upon request, for a reasonable fee, copies of the most recent report on Form 10-K filed by any of the public Prior Programs with the Securities and Exchange Commission.


WNC6-12/SUPP1297

                              FINANCIAL STATEMENTS


                                      INDEX
                                                                           Page
WNC Housing Tax Credit Fund VI, L.P., Series 5
  Balance Sheet, September 30, 1997 (Unaudited)............................FS-2
  Statement of Operations For the Period July 15, 1997
    (date operations commenced) to September 30, 1997 .....................FS-3
  Statement of Partners' Equity for the Period July 15, 1997
    (date operations commenced) to September 30, 1997  ....................FS-4
  Statement of Cash Flows For the Period July 15, 1997
    (date operations commenced) to September 30, 1997  ....................FS-5
  Notes to Financial Statements  ..........................................FS-7

  Proforma Balance Sheet, September 30, 1997 (Unaudited)  .................FS-11
  Proforma Statement of Operations for the Period July 15, 1997
    (date operations commenced) to September 30, 1997 (Unaudited) .........FS-12
  Notes to Proforma Financial Statements  .................................FS-13

WNC & Associates, Inc.
  Independent Auditors' Report  ...........................................FS-15
  Consolidated Balance Sheet, August 31, 1997  ............................FS-16
  Notes to Consolidated Balance Sheet  ....................................FS-17

                          WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                                (A California Limited Partnership)
                                (A Development-Stage Partnership)

                                          BALANCE SHEET
                                        September 30, 1997

                                              ASSETS

Cash and cash equivalents                    $               2,158,837
Subscriptions receivable - Note 4                              689,000
Investment in limited
 partnerships - Note 2                                         231,569
Other assets
                                                                  129
                                             $              3,079,535
                                               ============ =========


                                 LIABILITIES AND PARTNERS' EQUITY

Liabilities:
Accrued fees and expenses due to
 general partner and affiliates - Note 3     $                239,578
                                               ----------------------


Partners' equity (deficit):
 General partner
                                                               (3,371)
 Original limited partner
                                                                 1,000
 Limited partners (25,000 units
  authorized, 3,216 units issued
  and outstanding)                                          2,842,328

Total partners' equity                                      2,839,957
                                               ------------ ---------
                                             $              3,079,535
                                               ============ =========

                                    UNAUDITED
                 See Accompanying Notes to Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Partnership)

                             STATEMENT OF OPERATIONS

 For the Period July 15, 1997 (date operations commenced) to September 30, 1997


Interest income                                 $
                                                                   129

Operating expenses:
Amortization
                                                                    289
Other expense
                                                                     43

                                                                    332

Net loss                                        $
                                                                  (203)

Net loss allocated to:
  General partner                               $
                                                                    (2)

  Limited partners                              $
                                                                  (201)

Net loss per weighted limited partner
   Unit (1,369)                                 $
                                                                 (0.15)





                                    UNAUDITED
                 See Accompanying Notes to Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Partnership)
                          STATEMENT OF PARTNERS' EQUITY

 For the Period July 15, 1997 (date operations commenced) to September 30, 1997


                                       Original
                           General     Limited          Limited
                           Partner     Partner          Partner      Total
                          --------     ---------        ---------    --------


Equity (deficit),
December  31, 1996      $               $               $            $

Capital contributions          100        1,000          3,216,000    3,217,100


Offering expenses           (3,469)                       (343,471)    (346,940)


Capital issued
for notes                                                  (30,000)     (30,000)
receivable

Net loss                       (2)                            (201)        (203)
                          -------         -------         ---------     -------


Equity (deficit),
  September 30, 1997    $    (3,371)   $   1,000      $   2,842,328  $2,839,957
                         ===========   ==========        ==========  ===========










                                    UNAUDITED
                 See Accompanying Notes to Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Partnership)
                             STATEMENT OF CASH FLOWS

 For the Period July 15, 1997 (date operations commenced) to September 30, 1997

Cash flows used by operating activities:
  Net loss                                              $              (203)
    Adjustments to reconcile net loss to net
        cash used in operating activities:
        Amortization                                                    289
        Change in other assets                                         (129)
             Net cash used in operating activities                      (43)
                                                                       ----

Cash flows used by investing activities:
  Acquisition fees and costs                                        (98,000)
             Net cash used in investing activities                  (98,000)

Cash flows provided by financing activities:
  Capital contributions                                           2,498,100
  Offering expenses                                                (241,220)
             Net cash provided by financing activities            2,256,880
                                                                  ---------

Net increase in cash and cash equivalents
                                                                  2,158,837
Cash and cash equivalents, beginning of period
                                                                          -
                                                                  ---------
Cash and cash equivalent, end of period                 $         2,158,837
                                                                  =========





                                    UNAUDITED
                 See Accompanying Notes to Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Partnership)

                       STATEMENT OF CASH FLOWS (CONTINUED)

 For the Period July 15, 1997 (date operations commenced) to September 30, 1997


SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:

During the period July 15, 1997 (date operations commenced) to September 30, 1997 the Partnership incurred, but did not pay, $239,578 of payables to affiliates for acquisitions costs, and fees and offering expenses (see Note 3).


During the period July 15, 1997 (date  operations  commenced)  to September  30,
1997,   $689,000  and  $30,000  of  capital   contributions   were  recorded  as
subscriptions receivable and notes receivable, respectively.
























                                    UNAUDITED
                 See Accompanying Notes to Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1997

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
WNC Housing Tax Credit Fund VI, L.P., Series 5 (the "Partnership") was formed under the California Revised Limited Partnership Act on March 3, 1997 and commenced operations on July 15, 1997. The Partnership was formed to invest primarily in other limited partnerships which will own and operate multi-family housing complexes that will qualify for low income housing credits.

The information contained in the following notes to the financial statements is condensed from that which would appear in the annual financial statements; accordingly, the financial statements included herein should be reviewed in conjunction with the financial statements and related notes thereto contained in the Partnership's Annual Report. The Partnership commenced operations July 15, 1997, consequently there is no Annual Report for prior years.

In the opinion of the management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of September 30, 1997 and the results of operations and changes in cash flows for the period July 15, 1997 (date operations commenced) to September 30, 1997. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim period presented are not necessarily indicative of the results for the entire year.

The general partner of the Partnership is WNC & Associates, Inc. (the "General Partner"). Wilfred N. Cooper, Sr., through the Cooper Revocable Trust, owns just less than 70% of the outstanding stock of WNC & Associates, Inc. John
B. Lester, Jr. is the original limited partner of the Partnership and owns, through the Lester Family Trust, just less than 30% of the outstanding stock of WNC & Associates, Inc.

Pursuant to the Partnership's Agreement of Limited Partnership, the Partnership is authorized to sell 25,000 units of limited partnership interest in the Partnership ("Units"), of which 3,216 Units in the amount of $3,216,000 had been sold as of September 30, 1997.

Allocations Under the Terms of the Partnership Agreement
The General Partner has a 1% interest in operating profits and losses, taxable income and loss and in cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99% of these items in proportion to the number of their respective units.

After the limited partners have received sale or refinancing proceeds equal to their capital contributions and their return on investment (as defined in the Partnership's Agreement of Limited Partnership) and the General Partner has received a subordinated disposition fee (as described in Note 3 below) any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to the number of their respective Units) and 10% to the General Partner.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Method of Accounting For Investment in Limited Partnerships
The Partnership accounts for its investments in limited partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of each limited partnership's results of operations and for any distributions received. Costs incurred by the Partnership in acquiring the investments in limited partnerships are capitalized as part of the investment.

Losses from the limited partnerships will not be recognized to the extent that the individual investment balance would be adjusted below zero.

Cash and Cash Equivalents
The Partnership considers all bank certificates of deposit with a maturity of less than three months to be cash equivalents.

Offering Expenses
Offering expenses consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred with selling Units. The General Partner is obligated to pay all offering and organization costs in excess of 14.5% (including sales commissions) of the total offering proceeds. Offering expenses are reflected as a reduction of partners' capital.

Organization Costs
Organization costs will be amortized on the straight-line method over 60 months.

NOTE 2 - INVESTMENT IN LIMITED PARTNERSHIPS

The following is a summary of the investment in limited partnerships and reconciliation to the limited partnership accounts as of September 30, 1997:


       Investment balance,
         beginning of period                      $              0
       Acquisition fees and costs                          231,858
       Amortization of capitalized
         acquisition costs                                   (289)
       Investment balance,
         end of period                               $    231,569
                                                      ===========

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997


NOTE 3- RELATED PARTY TRANSACTIONS

Under the terms of its Agreement of Limited Partnership, the Partnership is obligated to the General Partner or its affiliates for the following items:

        Acquisition fees up to 7% of the gross proceeds from the sale of Units. Acquisition fees of $223,020 were incurred during the period July 15, 1997 (date operations commenced) to September 30, 1997.

        An annual management fee not to exceed .2% of the Partnership's invested assets (defined by the Partnership's Agreement of Limited Partnership as the Partnership's capital contributions to limited partnerships plus its allocable percentage of the permanent financing of the limited partnerships). The Partnership has incurred no such fees during the period July 15, 1997 (date operations commenced) to September 30, 1997.

        A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving a return on investment (as defined in the Partnership's Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

Accrued fees and advances due to affiliates of the General Partner included in the accompanying balance sheet consists of the following at September 30, 1997:

                                                 1997
      Acquisition fees                       $125,000
      Advances made for acquisition costs,
       organizational, offering and
       selling expenses                       114,558
                                             --------

      Total accrued fees and advances        $239,578
                                             ========

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997


NOTE 4 - SUBSCRIPTION AND INVESTOR NOTES RECEIVABLE

During the period July 15, 1997 (date operations commenced) to September 30, 1997, the Partnership accepted $30,000 in promissory notes from limited partners. Limited partners who subscribe for ten or more Units may elect to pay 50% of the purchase price therefor in cash upon subscription and the remaining 50% by the delivery of a promissory note bearing fixed interest at the rate of 5.54% per annum. Interest rates are established quarterly. Principal and interest are due (i) January 31, 1999 if the investor subscribes on or before June 30, 1998, (ii) June 30, 1999 if the investor subscribes between July 1, 1998 and December 31, 1998 or (iii) January 31, 2000 if the investor subscribes after December 31, 1998. This amount is presented as a reduction in partners' equity.

Subscriptions receivable presented on the accompanying balance sheet of $689,000 were received subsequent to September 30, 1997 and accordingly have been classified as an asset.

NOTE 5 - INCOME TAXES

The Partnership will not make a provision for income taxes since all income and losses will be allocated to the Partners for inclusion in their respective returns.


                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)
                             PROFORMA BALANCE SHEET
                               September 30, 1997


                                     ASSETS

                                                         Historical           Proforma          Proforma
                                                         Balance           Adjustments          Balance

Cash                                                     $2,158,837           $4,154,520
                                                                                (340,865)
                                                                                 445,000        $6,417,492


Subscriptions receivable                                    689,000             (445,000)          244,000

Investment in limited partnerships                          231,569            6,985,436
                                                                                 340,865         7,557,870


Other assets                                                    129                    0               129
                                                          ---------            ----------      -----------
                                                         $3,079,535          $11,139,956       $14,219,491
                                                         ==========          ========== =      ==========


                        LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:


Notes payable to limited partnerships                   $        -            $6,985,436       $6,985,436
Accrued fees and expenses due to general partner and
affiliates                                                 239,578                     0          239,578
                                                           -------             ---------        ---------
                                                           239,578             6,985,436        7,225,014
                                                           -------             ---------        ---------

PARTNERS' EQUITY
  General partner                                           (3,371)              (6,848)          (10,219)
  Original limited partner                                   1,000                                  1,000
  Limited partners                                       2,842,328            4,161,368         7,003,696
                                                         ---------            ---------         ---------
              Total partners' equity                     2,839,957            4,154,520         6,994,477
                                                         ---------            ---------         ---------

                                                        $3,079,535          $11,139,956       $14,219,491
                                                         ==========          ==========        ==========

                                  - Unaudited -

             See Accompanying Notes to Proforma Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                        PROFORMA STATEMENT OF OPERATIONS

            For the Period July 15, 1997 (date operations commenced)
                              to September 30, 1997




                            Historical         Proforma           Proforma
                             Balance         Adjustments          Balance

Interest income                $   129                              $    129
                                -------                              -------

Operating expense
Amortization                       289                                   289
Legal and accounting                43                                    43
                                ------                                ------

Total operating expense            332                                   332
                                   ----                                 ----

Loss from operations              (203)                                 (203)

Equity in income
of limited partnerships              -              1,070              1,070
                               -------              -----              -----

 Net income (loss)             $  (203)          $  1,070          $     867
                                =======           =======            =======








                                  - Unaudited -

             See Accompanying Notes to Proforma Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)
                     NOTES TO PROFORMA FINANCIAL STATEMENTS


NOTE 1 - GENERAL

The information contained in the following notes to the proforma financial statements is condensed from that which appears in the financial statements. Accordingly, these proforma financial statements should be reviewed in conjunction with the financial statements and related notes thereto contained in the WNC Housing Tax Credit Fund VI, L.P., Series 5 financial statements dated September 30, 1997. WNC Housing Tax Credit Fund VI, L.P., Series 5 is referred to in these notes as the "Partnership."

NOTE 2 - INTRODUCTION TO PROFORMA ADJUSTMENTS

As of September 30, 1997, the Partnership was not admitted as majority limited partner in any limited partnerships. Subsequent to September 30, 1997, the Partnership has acquired a limited partnership interest in two limited partnerships, Chillicothe Plaza Apartments, LP (Chillicothe) and Spring Valley Terrace Apartments LLC (Spring Valley) and is negotiating to acquire limited partnership interests in five other partnerships. The investments commit the Partnership to capital contributions as follows:


  CHILLICOTHE                                            $      981,049
  APT HOUSING THEODORE                                        1,312,916
  BRADLEY                                                       532,196
  HUGHES                                                        235,110
  MURFREESBORO                                                  684,474
  SPRING VALLEY                                                 716,254
  TULSA-CRESTVIEW                                             2,523,437
                                                              ---------

                                                          $   6,985,436

In accordance with Article 11, Proforma Financial Information of Regulation S-X of the Securities and Exchange Commission, the accompanying proforma balance sheet was computed assuming that the limited partnerships discussed above were acquired at the end of the period presented. The first adjustment to cash and the adjustment to partners' equity of $4,154,520 reflects the net proceeds from October 1 to December 19, 1997 from issuance of 5,107 units of limited partners' capital ($5,076,795 less notes receivable of $237,500, and commissions and offering costs of $684,775.) The third adjustment to cash and the adjustment to subscriptions receivable of $445,000 reflects the collection of subscriptions receivable from

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5

                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)
               NOTES TO PROFORMA FINANCIAL STATEMENTS (Continued)




NOTE 2 - INTRODUCTION TO PROFORMA ADJUSTMENTS (Continued)

the above subscriptions. The adjustment to investment in limited partnerships and notes payable to limited partnerships of $6,985,436 reflects the Partnership's acquisition of the seven limited partnership interests as if the Partnership's date of acquisition was September 30, 1997. The second adjustment to investment in limited partnerships and the second adjustment to cash of $340,865 reflects the acquisition fee for the acquisition of the identified limited partnerships.

Six of the seven apartment complexes were under construction or rehabilitation during the period presented and had no operations which should be reported. Hughes Villa had operations during the period presented (July 15, 1996 to September 30, 1996), and proforma income of $1,070 has been recorded in the Proforma Statement of Operations. The Partnership uses the equity method of accounting to account for its investments in these local limited partnerships.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
WNC & Associates, Inc.


We have audited the consolidated balance sheet of WNC & Associates, Inc. and subsidiaries (the "Company") as of August 31, 1997. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of WNC & Associates, Inc. and subsidiaries as of August 31, 1997 in conformity with generally accepted accounting principles.





                                                          CORBIN  & WERTZ

Irvine, California
November 5, 1997

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                              As Of August 31, 1997

                                   ASSETS

Cash                                               $         259,554
Fees receivable, net                                         179,646
Loans to property developers                                 674,846
Offering costs advanced                                      518,079
Due from partnerships                                      1,958,933
Advances to partnerships                                     117,571
Deferred income taxes                                        180,527
Property and equipment, net                                  365,532
Other assets                                                 318,785
                                                    ----------------

                                                   $       4,573,473

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Notes payable to bank                          $         600,000
   Accounts payable and accrued expenses                    416,684
   Income tax payable                                       335,427
   Interest payable                                          16,200
   Due to partnership                                        30,000
   Accumulated losses of partnerships in excess
    of investments                                          367,701
   Capitalized lease obligations                             98,469
         Total liabilities                                1,864,481

Commitments and contingencies

Stockholders' equity:
   Preferred stock, no par value, 1,000,000 shares
    authorized, no shares issued                                  -
   Common stock, no par value, 1,000,000 shares
    authorized, 104,750 issued and outstanding              177,677
   Retained earnings                                      2,531,315
         Total stockholders' equity                       2,708,992

                                                  $       4,573,473



           See accompanying notes to consolidated financial statements
                                      FS-16

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                       NOTES TO CONSOLIDATED BALANCE SHEET

                              As Of August 31, 1997


Continued

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC & Associates, Inc. (a California corporation) (the "Company"), acts as a corporate general partner and syndicator of both public and private placement real estate partnerships (the "Partnerships"), which invest in apartment complexes throughout the United States, the majority of which are government assisted apartment complexes that qualify for low income housing tax credits.

The Company is the general partner of various limited partnerships which own government assisted housing apartment complexes (either directly or indirectly through other partnership interests). The majority of the Partnerships' apartment complexes are subsidized through various United States governmental low-income housing programs. The Company's interest in the profits and losses of each Partnership, as general partner, varies between one-quarter and five percent.

Principles of Consolidation

The accompanying consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiaries, WNC Capital Corporation and WNC Management, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

WNC Capital Corporation was incorporated in California on February 23, 1994 and is registered with the Securities and Exchange Commission as a broker/dealer in securities. WNC Capital Corporation does not carry customers' accounts or hold securities for the accounts of its customers. WNC Capital Corporation provides wholesaling services to affiliates of the Company. WNC Management, Inc. was incorporated in California on April 28, 1997 and is in the business of providing property management services to government assisted apartment complexes. WNC Management, Inc. provides management services to affiliates of the Company.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could materially differ from those estimates.


Continued

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fair Value of Financial Instruments

The consolidated balance sheet contains financial instruments whereby the fair market value of the financial instruments could be different than those recorded on a historical basis in the accompanying consolidated balance sheet. The Company's financial instruments consist of cash, fees receivable, loans to property developers, offering costs advanced, due from and advances to Partnerships, notes payable to bank, accounts payable and due to Partnership. Management believes that the carrying amounts of the Company's financial instruments generally approximate their fair market values at August 31, 1997. In the case of certain financial instruments which are non-interest bearing, it was not practical to determine fair values due to the lack of a market for such financial instruments.

Concentration of Credit Risk

The Company, at times, maintains cash balances at certain financial institutions in excess of the federally insured amounts.

Risks and Uncertainties

Net Capital Requirements

WNC Capital Corporation, as a broker-dealer, is required under provisions of Rule 15c-1 of the Securities and Exchange Act of 1934 to maintain a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to 1. The basic concept of the rule is liquidity, its objective being to require a broker or dealer to have, at all times, sufficient liquid assets to cover its current indebtedness. WNC Capital Corporation is also required to maintain a minimum net capital of $5,000 or 6-2/3% of aggregate indebtedness, as defined, whichever is greater. At August 31, 1997, WNC Capital Corporation had net capital of $52,770 which is $40,113 in excess of the required minimum capital and a ratio of aggregate indebtedness to net capital of 3.60 to 1.

Continued

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Registration

WNC Capital Corporation must register with state departments which govern compliance with securities laws in which it does business. Various regulatory requirements exist in each state with which WNC Capital Corporation must comply. Because of the various compliance laws, there is a risk that one or more regulatory authorities could determine that WNC Capital Corporation has not complied with securities laws necessary for it to conduct business in a given state. Regulatory actions, if ever taken, could have a material adverse effect on WNC Capital Corporation's financial condition.

Fees Receivable

Fees receivable consist of syndication fees due from various Partnerships in which the Company acts as general partner. Certain syndication fees are received by the Company from the Partnerships as the limited partners make their capital contributions to the Partnerships.

Loans to Property Developers

Loans to property developers are comprised of amounts loaned to, or deposits made on behalf of, the general partners of limited partnerships in which the Partnerships have or will have an equity interest. All such loans receivable are secured by the respective general partners interest in the limited partnerships. In the event a property is not acquired, deposits may not be refunded to the Company. Accordingly, such amounts are written off in the period determined by management that a property will not be acquired and the deposit will not be refunded.

Offering Costs Advanced

Offering costs advanced represent funds that the Company advances to the Partnerships for certain costs and expenses to produce the offering materials and to qualify the partnership interests for sale under the various state or federal securities laws. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds, and may be subject to limitations, as defined, in the individual partnership agreements.

Continued

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Due From Partnerships

Due from Partnerships consists of amounts advanced to Partnerships which invest in apartment complexes. Such amounts are invested by the Partnerships in apartment complexes as capital contributions pursuant to partnership agreements. Such amounts are non-interest bearing and are due upon the Partnerships collection of proceeds from sales of Partnership units. As of July 31, 1997, the Company had amounts due from two Partnerships which represent 72% and 27%, respectively, of the total due from Partnerships.

During 1997, the Company loaned $1,035,509 to a Partnership which invested the funds into a property in Mississippi which was under construction. During fiscal 1997, it was determined by the Company that the property under construction had certain structural defects which resulted in material cost overruns. Management determined the estimated possible impairment of this loan to be $500,000. Accordingly, such was reserved for during the year ended August 31, 1997. See Litigation (see Note 8).

Organization Costs

Organization costs consist principally of legal and regulatory fees incurred to incorporate WNC Capital Corporation and obtain the necessary approvals to commence operations. These costs, totaling $14,797, are being amortized over a five-year period on the straight-line basis and are included in other assets in the accompanying consolidated balance sheet. Accumulated amortization at August 31, 1997 was $10,369.

Property and Equipment

Property and equipment and improvements which extend the economic life of assets are recorded at cost and are depreciated using the straight-line method over the estimated useful life of the related asset, generally from three to five years. Leasehold improvements and capitalized leases are amortized over the shorter of the life of the lease or estimated useful life of the related asset.



Continued

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Investments in Partnerships

The Company records its investment in the Partnerships using the equity method, which recognizes the Company's proportionate share of income or loss as an increase or decrease in the investment in the Partnership. As the Company acts as the General Partner, for those Partnerships where recourse losses have occurred in excess of the Company's investment, amounts are recorded as accumulated losses of Partnerships in excess of investments.

Revenue Recognition

Syndication fees, which represent fees for selecting, evaluating, structuring, negotiating and closing Partnership investments in apartment complexes, are recognized at the time the Partnerships' initial capital offerings are completed and the Company's contractual obligations have been fulfilled. Syndication fees receivable that are scheduled to be collected more than one year from the Company's year end are discounted to reflect their present value.

Management fees, which represent an annual fee for providing administrative and management services for Partnerships and their investments, are recognized as earned and to the extent that such fees are deemed to be collectible, generally on a cash basis.

Commission revenue earned and related expenses associated with the operations of WNC Capital Corporation are recorded when the related services are performed.


Continued

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting For Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

NOTE 2 - FEES RECEIVABLE

Aggregate annual future minimum collections as of August 31, 1997 total $179,646 and are all collectible in 1998. At August 31, 1997, fees receivable from three Partnerships represented 45%, 32%, and 19%, respectively, of total fees receivable.

NOTE 3 - LOANS TO PROPERTY DEVELOPERS

Loans to property developers consist of the following as of August 31, 1997:

Notes receivable due November 1997, with interest at the Company's borrowing rate (8.75% at August 31, 1997) secured by the borrowers interest in the
properties to be constructed for which amounts are borrowed.   $        150,300

Notes receivable past due, generally with interest at the Company's borrowing rate secured by the borrowers interest in the properties to be constructed for
which amounts are borrowed.                                             524,546
                                                                        -------
                                                              $         674,846
                                                                        =======
The Company has loans to two property developers at August 31, 1997 which represent 49% and 42%, respectively, of total loans to property developers.



Continued

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of August 31, 1997:

Furniture, fixtures and computer software           $         401,937
Leasehold improvements                                         61,801
Equipment under capital leases (see Note 8)                   205,019
                                                     ----------------
                                                              668,757

Less: accumulated depreciation and amortization              (303,225)

                                                    $         365,532

NOTE 5 - OTHER ASSETS

Other assets as of August 31, 1997 consists of the following:

Real estate joint venture costs                     $         182,230
Due from officers and stockholders (Note 9)                    92,000
Deposits, advances and other                                   40,127
Organization costs                                              4,428
                                                     ----------------

                                                    $         318,785
                                                    =================

NOTE 6 - NOTES PAYABLE

On April 15, 1997 the Company renewed and changed the terms of its previous line-of-credit with a bank. The renewal created two lines-of-credit. One line-of-credit allows for borrowings of up to $1,500,000 at the bank's index rate plus 0.25% (8.75% at August 31, 1997) and is unsecured. There were $600,000 of borrowings under this arrangement as of August 31, 1997. The other line-of-credit allows for borrowings of up to $2,500,000 at the bank's index rate plus 0.25% (8.75% at August 31, 1997) and is secured by assignment of the Company's interest in Partnership properties to be acquired for which amounts are borrowed and is personally guaranteed by the majority stockholder of the Company. There were no amounts outstanding under this arrangement as of August 31, 1997.

Continued

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997


NOTE 7 - INCOME TAXES

The deferred tax asset of $180,527 as of August 31, 1997 represents primarily the tax effect of the temporary difference between the treatment of the reserve for an advance due from a partnership (see Note 1) for financial statement purposes and for tax return purposes.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space, automobiles and furniture under operating leases and certain equipment under capital leases. Aggregate monthly capital lease payments amount to $3,631 as of August 31, 1997. The leases are noncancellable and require future minimum lease payments as follows:

   Years Ending                            Capitalized
    August 31,                               Leases            Operating Leases
-------------------                     ------------------     ----------------

   1998                               $           52,089        $       141,730
   1999                                           30,504                131,713
   2000                                           14,059                 38,811
   2001                                           12,564                 15,132
   2002                                            5,235                  8,827
                                       -----------------         --------------

Total minimum lease payments                     114,451        $       336,213
                                                                 ==============

Less: amounts representing interest
 at rates ranging from 9.5% to 12.5%             (15,982)
                                       -----------------

Present value of future minimum
 capitalized lease obligations        $           98,469
                                       =================

Guarantees

The Company is a guarantor of certain bank loans made to the Partnerships. There were no amounts outstanding on such loans as of August 31, 1997.


Continued

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997


NOTE 8 - COMMITMENTS AND CONTINGENCIES, continued

Litigation

The Company serves as a limited and general partner to a certain limited partnership. The Company loaned to the limited partnership $1,035,509 for development of the property. The developed property incurred significant cost overruns due to defects in construction. As a result of such defects, the Company removed and replaced the local general partner. In this capacity, construction was completed by the Company. The limited partnership has filed suit against the architects and contractors. There have been various claims filed against the limited partnership and certain liens placed on the property. The ultimate outcome of the aforementioned actions are unknown at this time. The Company has reserved $500,000 of its due from partnerships in connection with various claims filed. Management of the Company does not believe that the additional effect on the consolidated balance sheet upon the ultimate disposition of the aforementioned actions will be material.

Equity Participation Agreement

The Company has an equity participation agreement with a key officer of the Company and his spouse. This agreement provided for an investment of $80,000 by the Company to acquire a 50% interest in certain property, which was later converted into real property for rental purposes, owned by the key officer and his spouse. Pursuant to terms of this agreement, all income and losses arising from the operations of the rental property, including the allocation of income and losses upon a sale or refinance shall be allocated 50% to the Company and 50% to the key officer and his spouse.

Due From Officers and Stockholders

In April, 1993, an officer and the Company's majority stockholder borrowed $55,000. This note bears interest at 7.5% per annum. The maturity date of the note was extended along with accrued interest to March 31, 1998. The note, together with accrued interest, is included in other assets in the accompanying consolidated balance sheet.

During 1994, an officer and stockholder of the Company borrowed $25,000. This note bears interest at 7.5% per annum. The maturity date of the note was extended along with accrued interest to March 31, 1998. The note, together with accrued interest, is included in other assets in the accompanying consolidated balance sheet.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to programs which were sponsored by the Sponsor. Each of these programs is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing credits or, in the case of Shelter Resource Fund, benefitting from some other form of Government Assistance. However, the principal investment objective of Shelter Resource Fund was to provide income tax losses which its investors could use to offset income from other sources. None of these tables is covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration
Statement of the Fund and for the public programs in the Form 10-K annual reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective purchaser of the Units to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I           Experience in Raising and Investing Funds
         Table II          Compensation to Sponsor
         Table III         Operating Results of Prior Programs
         Table V           Sales or Disposals of Properties

         Tables IV has been omitted since none of the prior programs which were sponsored by the Sponsor have completed operations.

Definitions

The following terms used in the prior performance tables have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of partnership interests, including equity contributions, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of partnership interests.

"Capital Contributions" represents the contributions by investors in the prior partnerships.

"GAAP" means generally accepted accounting principles.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of properties which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition costs.

         IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by partnerships sponsored by the Sponsor which raised funds during the three-year and six-month period ended June 30, 1997. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.


                                     TABLE I

                            EXPERIENCE IN RAISING AND
                           INVESTING FUNDS (January 1,
                              1994 - June 30, 1997)



                                           CHTC III          %                        HTCF IV-1         %

Dollar amount offered                     $30,000,000                               $10,000,000
                                          ===========                               ===========

Dollar amount raised                       18,000,000       100.0                    10,000,000       100.0

Less offering expenses:
  Selling commissions &
discounts                                   1,440,000         8.0                       750,000         7.5
   paid to non-affiliates                     909,000         5.0                       686,300         6.9
  Organizational expenses (a)

Reserves                                      855,000         4.8                       280,600         2.8
                                              -------         ---                       -------         ---

Percent invested as of
  close of offering                        14,796,000        82.2                     8,283,100        82.8

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                                   104,000         0.6                        34,100         0.3
  Cash down payments (b)                   13,072,000        72.6                     7,449,000        74.5
  Acquisition fees                          1,620,000         9.0                       800,000         8.0
  Other                                        ------         -.-                        ------         -.-
                                           ----------         ---                      --------         ---

Total acquisition cost                     14,796,000        82.2                     8,283,100        82.8

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                               64%                                       77%

Date offering began                              2/93                                     10/93

Length of offering (months)                        17                                         9

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                           17                                         9
-------------------------------

(a)  Consists  of   estimated   legal,   accounting,   printing  and  other
organization  and  offering  expenses  paid  by  the  partnership   directly  or
indirectly through the sponsor.

(b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.

                                      A-4
                                   UNAUDITED

                                     TABLE I

                            EXPERIENCE IN RAISING AND
                           INVESTING FUNDS (January 1,
                              1994 - June 30, 1997)



                                   HTCF IV-2        %         CHTC IV-4      %


Dollar amount offered            $20,000,000                $25,000,000
                                 ===========                ===========

Dollar amount raised              15,241,000     100.0       11,099,000    100.0

Less offering expenses:
  Selling commissions  &
discounts                          1,000,500       6.6          554,000      4.9
   paid to non-affiliates (c)        969,900       6.4          827,000      7.5
  Organizational expenses (a)

Reserves                             241,600       1.7          387,000      3.5
                                     -------       ---          -------      ---

Percent invested as of
  close of offering               13,029,000      85.3        9,331,000     84.1

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                          136,000       0.9           80,000      0.7
  Cash down payments (b)          11,835,000      77.5        8,590,000     77.4
  Acquisition fees                 1,058,000       6.9          661,000      6.0
  Other                               ------       -.-           ------      -.-
                                 -----------       ---      -----------      ---

Total acquisition cost            13,029,000      85.3        9,331,000     84.1

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                      66%                        60%

Date offering began                     9/94                       9/94

Length of offering (months)               13                         12

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                  17                         15
-------------------------------

     (a)  Consists  of   estimated   legal,   accounting,   printing  and  other
organization  and  offering  expenses  paid  by  the  partnership   directly  or
indirectly through the sponsor.

     (b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships. (c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.



                                      A-5
                                   UNAUDITED



                                     TABLE I


                            EXPERIENCE IN RAISING AND
                           INVESTING FUNDS (January 1,
                              1994 - June 30, 1997)



                                         HTCF V-3        %    HTCFV-4 (d)(e)       %         CHTC IV-5(d)      %


Dollar amount offered                  $25,000,000               $25,000,000                 25,000,000
                                       ===========               ===========                 ==========

Dollar amount raised                    17,559,000    100.0       21,920,450    100.0         6,253,000   100.0

Less offering expenses:
  Selling commissions &
discounts                                1,058,700      6.0        1,570,450      7.2           296,000     4.7
   paid to non-affiliates (c)            1,062,900      6.1        1,320,000      6.0           475,000     7.6
  Organizational expenses (a)

Reserves                                   349,000      2.0        3,166,480     14.4         1,462,500    23.4
                                           -------      ---        ---------     ----         ---------    ----

Percent invested as of
  close of offering                     15,088,400     85.9       15,863,520     72.4         4,019,500    64.3

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                                 80,000      0.5          120,000      0.6             8,000     0.1
  Cash down payments (b)                 14,000000     79.7       14,093,520     64.3         3,689,500    59.1
  Acquisition fees                       1,008,400      5.7        1,650,000      7.5           322,000     5.1
  Other                                     ------      -.-            -----      -.-             -----     -.-
                                       -----------      ---        ---------      ---           -------    ----

Total acquisition cost                  15,088,400     85.9       15,863,520     72.4         4,019,500    64.3

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                            70%                       54%                        49%


Date offering began                           7/95                      7/96                      11/95

Length of offering (months)                     11                        13                          7

Months to invest 90% of
  amount available for
  investment (measured from                     21                       N/A                        N/A
  beginning of offering)
-------------------------------

(a)  Consists  of   estimated   legal,   accounting,   printing  and  other
organization  and  offering  expenses  paid  by  the  partnership   directly  or
indirectly through the sponsor.
(b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.
(c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(d) Not all properties have been identified as of June 30, 1997.
(e) As of July 11, 1997, the date the final capital contributions were received.

                                      A-6
                                   UNAUDITED






                                     TABLE I

                            EXPERIENCE IN RAISING AND
                           INVESTING FUNDS (January 1,
                              1994 - June 30, 1997)


                                                    P   R   I  V  A  T  E    O  F  F  E  R  I  N  G  S



                                              Two                            One                          Two
                                     Partnerships                    Partnership                 Partnerships
                                    Organized  in                   Organized in                 Organized in
                                             1994         %                 1995        %                1997        %

Dollar amount offered                 $13,177,000                    $15,000,000                  $47,000,000
                                      ===========                    ===========                  ===========

Dollar amount raised                   13,177,000     100.0           15,000,000    100.0          46,278,066    100.0

Less offering expenses:
  Selling     commissions    &
discounts                                 475,866       3.6              337,500      2.2           1,057,500      2.3
  paid to non-affiliates (c)              354,314       2.7              337,500      2.2           1,057,500      2.3
  Organizational expenses (a)             391,800       3.0              591,000      4.0           1,143,666      2.5
                                          -------      ---               -------      ---           ---------      ---
  Reserves

Percent invested as of
  close of offering                    11,955,020      90.7           13,734,000     91.6          43,019,400     93.0

Acquisition costs:
  Prepaid items and fees
    related to purchase of
    property                               ------       -.-              150,000      1.0
  Cash down payments (b)               11,141,539      84.5           12,984,000     86.6          40,859,400     88.3
  Acquisition fees                        655,000       5.0              600,000      4.0           1,880,000      4.1
  Other                                   158,481       1.2                -----      -.-             280,000      0.6
                                        ---------      ----           ----------     ----          ----------     ----

Total acquisition cost                 11,955,020      90.7           13,734,000     91.6          43,019,400     93.0

Percent leverage (mortgage
  financing divided by total
  acquisition cost)                           72%                            60%                          58%

Date offering began                       Various                           3/95                      Various

Length of offering (months)                     3                              7                            7

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                        3                             11                            7
------------------------------

(a)  Consists  of   estimated   legal,   accounting,   printing  and  other
organization  and  offering  expenses  paid  by  the  partnership   directly  or
indirectly through the sponsor.
(b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.
(c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates



                                      A-7
                                   UNAUDITED

                                    TABLE II

TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from January 1, 1994 to June 30, 1997 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other programs which have been sponsored by the Sponsor.

                                    TABLE II

                             COMPENSATION TO SPONSOR
                        (January 1, 1994 - June 30, 1997)



                                      HTCF V-3      HTCF V-4(b)     CHTC IV-5





Date offering commenced                   7/95             7/96         11/95

Dollar amount raised                17,559,000      $21,920,450    $6,253,000

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                       0                0             0
     Acquisition fees                1,008,400        1,272,416       322,000
     Syndication fee                         0                0             0
     Other                                   0          219,200         7,200

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor         54,519           38,895        82,546

Amount paid to sponsor from
operations:                                  0                0             0
   Property management fees                  0                0             0
   Partnership management fees               0                0             0
   Reimbursements                            0                0             0
   Leasing commissions

Dollar amount of property sales and
  refinancing before deducting
payments to sponsor:                         0                0             0
     Cash                                    0                0             0
     Notes

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                 0                0             0
     Incentive fee                           0                0             0
     Other                                   0                0             0
------------------------------------


(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) As of July 11, 1997, the date the final capital contributions were received.




                                      A-9
                                   UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR
                        (January 1, 1994 - June 30, 1997)



                                      HTCF IV-1       HTCF IV-2      CHTC IV-4



Date offering commenced                   10/93            9/94           9/94

Dollar amount raised                $10,000,000     $15,241,000    $11,099,000

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                        0               0              0
     Acquisition fees                   800,000       1,058,000        655,000
     Syndication fee                          0               0              0
     Other                                    0               0         12,800

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor          94,526         253,321        232,799

Amount paid to sponsor from
operations:                                   0               0              0
   Property management fees              15,000         123,250         45,000
   Partnership management fees                0               0              0
   Reimbursements                             0               0              0
   Leasing commissions

Dollar amount of property sales and
  refinancing before deducting
payments to sponsor:                          0               0              0
     Cash                                     0               0              0
     Notes

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                  0               0              0
     Incentive fee                            0               0              0
     Other                                    0               0              0
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates



                                      A-10
                                   UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR
                        (January 1, 1994 - June 30, 1997)



                                               CHTC III            Other Public
                                                                   Programs (a)

Date offering commenced                            2/93                 Various

Dollar amount raised                        $18,000,000             $23,221,500

Amount paid to sponsor from
  proceeds of offering: (c)
     Underwriting fees                                0                       0
     Acquisition fees                           868,500                 283,746
     Syndication fee                                  0                       0
     Other                                            0                       0

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                 283,053                (13,167)

Amount   paid   to   sponsor    from
operations:                                           0                       0
   Property management fees                     200,000                 270,065
   Partnership management fees (b)                    0                       0
   Reimbursements                                     0                       0
   Leasing commissions

Dollar amount of property sales and
  refinancing    before    deducting
payments
  to sponsor:                                         0                  51,407
     Cash                                             0                       0
     Notes

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                          0                       0
     Incentive fee                                    0                       0
     Other                                            0                       0
------------------------------------

(a)  Includes six public programs.
(b) Partnership management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.
(c) Represents amounts paid to sponsor which were not reallowed to non-affiliates


                                      A-11
                                   UNAUDITED


                                    TABLE II

                             COMPENSATION TO SPONSOR
                        (January 1, 1994 - June 30, 1997)


        ----------------------------------------P  R  I  V  A  T  E O F F E R I N G S---------------------



                                                   Two                One             Two               All
                                          Partnerships        Partnership    Partnerships             Other
                                          Organized in       Organized in    Organized in           Private
                                                  1994               1995            1997    Partnership (a)
                                         -------------       -------------   ------------    ---------------

Date offering commenced                         Various              3/95          Various      1993 & prior

Dollar amount raised                        $13,177,000       $15,000,000      $46,278,066               N/A

Amount paid to sponsor from
  proceeds of offering: (c)
     Underwriting fees                                0                 0                0               N/A
     Acquisition fees                           655,000           600,000        1,526,135               N/A
     Syndication fee                                  0                 0                0               N/A
    Other                                             0                 0           90,387               N/A

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor               (217,838)           470,148        (408,798)               N/A

Amount    paid   to    sponsor    from
operations:                                           0                 0                0                 0
   Property management fees                      50,000                 0                0           373,210
   Partnership management fees (b)                    0                 0                0                 0
   Reimbursements                                     0                 0                0                 0
   Leasing commissions

Dollar amount of property sales and
  refinancing     before     deducting
payments
  to sponsor:                                         0                 0                0                 0
     Cash                                             0                 0                0                 0
     Notes

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                          0                 0                0                 0
     Incentive fee                                    0                 0                0                 0
     Other                                            0                 0                0                 0
------------------------------------

(a)  Includes 43 private programs sponsored since January 1984.
(b) Partnership management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.
(c) Represents amounts paid to sponsor which were not reallowed to non-affiliates



                                      A-12
                                   UNAUDITED

                                    TABLE III

TABLE III presents the operating results for all partnerships sponsored by the Sponsor which closed during the five years and six months ended June 30, 1997. The prior partnerships are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due.

The prior public partnerships presented, one of the prior private partnerships closed in 1994 and all of the prior private partnerships closed in 1995 and 1997 report on a GAAP basis, and, accordingly, "Cash generated (or used) from operations" is per each program's Statement of Cash Flows. The remaining prior private programs maintain their books and records on the tax basis of accounting and not on a GAAP basis, and "Cash generated (or used) from operations" for such programs is per their respective books and records. The significant difference is that depreciation expense on a tax basis as compared to a GAAP basis is greater in the early years of operations.

Other information included in the table includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including Tax Credit allocations.



                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS


                                /------------------------------------------- HTCF II ----------------------------------------\



                                           1992        1993        1994        1995        1996     1997 (a)
                                           ----        ----        ----        ----        ----     -------
                                                       1993

Gross revenue                          $ 23,054  $   11,193   $   9,287  $   11,368    $  10,157  $  4,567
Less:
   Operating expenses                   145,784     154,060     157,875     163,151      212,809    84,966
   Interest                                   0           0           0           0            0         0
   Depreciation and amortization         23,584      22,079      23,905      23,266       21,352    10,676
Equity in losses in local partnerships  551,431     634,893     544,630     602,163      568,488   156,000
                                                  ---------               ---------                -------

Net income (loss) - GAAP basis         (697,745)   (799,839)   (717,123)   (777,212)    (792,492) (247,075)

Taxable loss from operations           (824,186)   (888,131)   (818,566)   (858,138)    (841,068) (272,400)

Cash generated (used)from operations      6,481      (8,894)     40,620      (5,443)     (41,630)   (8,103)
Cash generated from sales                     0           0           0           0            0         0
Cash generated from refinancing               0           0           0           0            0         0

Less: Cash distributions to investors         0           0           0           0            0         0

Cash generated (deficiency) after cash    6,481      (8,894)     40,620      (5,443)     (41,630)   (8,103)
  distributions and special items

TAX  AND  DISTRIBUTION  DATA  PER
$1,OOO INVESTED


Federal income tax results
  Ordinary income (loss)
     From operations                       (116)       (125)       (116)       (121)        (119)      (39)
     From gain on sale                        0           0           0            0           0         0

Federal tax credits                         121         138         146         145          145       N/A
California tax credits                        0           0           0           0            0         0

Cash distributions to investors               0           0           0           0            0         0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs of
properties retained divided by
total original acquisition costs
of all properties)                          100         100         100         100          100       100

--------------------------------

(a)    Six months ended June 30, 1997.
N/A   The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                      A-14
                                   UNAUDITED




                                                                  TABLE III
                                                       OPERATING RESULTS OF PRIOR PROGRAMS


                           /--------------------------------------------------- CHTC II ------------------------------------------\



                                           1992        1993        1994        1995        1996       1997(c)


Gross revenue                        $   72,092  $  133,580      61,226      52,399       24,231       8,084
Less:
   Operating expenses                   105,481     158,082     355,671     251,425      234,202     136,493
   Interest                               2,157           0           0           0            0           0
   Depreciation and amortization         32,961      52,480      47,565      54,836       54,836      27,434
Equity in losses in local partnerships  731,542   1,081,114   1,194,095   1,579,652    1,128,793     553,600
                                        -------   ---------   ---------   ---------    ---------    --------

Net income (loss) - GAAP basis         (800,049) (1,158,096) (1,536,105) (1,833,514) (1,393,600)   (709,443)

Taxable loss from operations           (794,969) (1,208,709) (1,425,376) (2,079,433) (1,851,598)   (782,161)

Cash generated (used) from operations     3,637    (221,444)     42,033     (68,921)    (46,174)    (39,312)
Cash generated from sales                     0           0           0           0           0           0
Cash generated from refinancing               0           0           0           0           0           0

Less: Cash distributions to investors         0           0           0           0           0           0

Cash generated (deficiency) after cash
 distributions and special items          3,637    (221,444)     42,033     (68,921)    (46,174)    (39,312)


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED


Federal income tax results
  Ordinary income (loss)
     From operations                    (a)(75)        (68)        (80)        (116)       (103)        (44)
     From gain on sale                       0           0           0            0           0           0

Federal tax credits                       (a)52         74          85          107         116         N/A
California tax credits                   (a)129        104         109           99          37         N/A

Cash distributions to investors           (b)44          0           0            0           0           0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)       100        100         100          100          100         100

--------------------------------

(a) Tax losses and tax credits allocated to an investor in 1992 (second year of operations) are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(b) This amount was distributed from CHTCII's reserves to investors who purchased their units prior to January 1, 1991.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                      A-15
                                   UNAUDITED




                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS




                     /-------------------------------------- HTCF III ----------------------------------------\



                                       1992(a)        1993        1994         1995        1996     1997(c)
                                       -------        ----        ----         ----       -----    -------

Gross revenue                        $   45,236   $ 137,116    $ 87,521    $ 57,741    $  16,756    $  6,153
Less:
   Operating expenses                    13,036     120,054     313,134     314,320      394,781     164,320
   Interest                                 679           0           0           0            0           0
   Depreciation and amortization          3,394      24,478      45,724      47,176       47,176      23,624
Equity in losses in local partnerships   68,933     779,251   1,323,487   1,312,540    1,406,638     695,000
                                      ---------     -------   ---------   ---------    ---------    --------
Net income (loss) - GAAP basis          (40,806)   (786,667) (1,594,824) (1,616,295)  (1,831,839)   (876,791)

Taxable loss from operations            (36,895)   (850,051) (1,594,118) (1,715,667)  (1,820,369)   (906,076)

Cash generated (used)from operations     53,333    (393,615)    (38,224)    (16,170)     (73,931)     (9,667)
Cash generated from sales                     0           0           0           0            0           0
Cash generated from refinancing               0           0           0           0            0           0

Less: Cash distributions to investors         0           0           0           0            0           0

Cash generated (deficiency) after cash
 distributions and special items         53,333    (393,615)    (38,224)    (16,170)     (73,931)     (9,667)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                      (b)(9)     (b)(77)        (105)      (113)        (120)        (60)
     From gain on sale                        0           0            0          0            0           0

Federal tax credits                        (b)4       (b)68          119        152          157         N/A
California tax credits                        0           0            0          0            0           0

Cash distributions to investors               0           0            0          0            0           0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs
 of properties retained divided
 by total original acquisition
 costs of all properties                    100         100          100        100          100         100

--------------------------------

(a) Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                      A-16
                                   UNAUDITED



                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS




                                        /---------------------------- CHTC III -----------------------------\



                                        1993(a)           1994          1995         1996         1997(c)
                                        -------           ----          ----         ----         -------

Gross revenue                        $   22,885      $ 156,271     $ 145,959      $ 74,947     $  24,552
Less:
   Operating expenses                     7,204         86,306       193,916       214,737       109,048
   Interest                                   0              0             0             0             0
   Depreciation and amortizations             0         41,757        57,466        57,933        29,298
Equity in losses in local partnerships   33,260        352,511     1,155,114     1,132,216       554,000
                                       --------      ---------     ---------     ---------       -------

Net income (loss) - GAAP basis          (17,579)      (324,303)   (1,260,537)   (1,329,939)     (667,794)

Taxable loss from operations            (30,475)      (388,247)   (1,279,818)   (1,523,381)     (747,328)

Cash generated (used) from operations    (9,831)      (225,005)      437,400      (143,337)       13,995
Cash generated from sales                     0              0             0             0             0
Cash generated from refinancing               0              0             0             0             0

Less: Cash distributions to investors         0              0             0             0             0

Cash generated (deficiency) after cash
  distributions and special items        (9,831)      (225,005)      437,400      (143,337)        13,995

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                     (b)(6)        (b)(28)          (70)          (84)          (41)
     From gain on sale                       0              0             0             0             0

Federal tax credits                        (b)6          (b)32            95           112           N/A
California tax credits                        0          (b)48            85            85           N/A

Cash distributions to investors               0              0             0             0             0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties)                            100            100           100           100           100

--------------------------------

(a) Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                      A-17
                                   UNAUDITED


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                     /-----------------------------HTCF IV-1-------------------------------\




                                        1994(a)          1995       1996(d)     1997(c)
                                        -------          ----       -------     -------

Gross revenue                        $   85,261        66,645       51,654       16,388
Less:
   Operating expenses                    47,149        53,536       51,467       29,009
   Interest                                   0             0            0            0
   Depreciation and amortization         20,797        30,926       31,032       15,470
Equity in losses in local partnerships  413,316       727,986      837,908      592,300
                                        -------       -------      -------      -------

Net income (loss) - GAAP basis         (396,001)     (745,803)    (868,753)    (620,391)

Taxable loss from operations           (417,185)     (874,044)    (982,635)    (725,857)

Cash generated (used)from operations     46,649        19,058        6,440        7,379
Cash generated from sales                     0             0            0            0
Cash generated from refinancing               0             0            0            0

Less: Cash distributions to investors         0             0            0            0

Cash generated (deficiency) after cash
 distributions and special items         46,649        19,058        6,440        7,379

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                     (b)(59)          (87)         (97)         (72)
     From gain on sale                        0             0            0            0

Federal tax credits                       (b)32           101          136          N/A
California tax credits                        0             0            0            0

Cash distributions to investors               0             0            0            0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs of
 properties retained divided by
 total original acquisition costs
 of all properties                          100           100          100          100

--------------------------------

(a) Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investor.
(c) Six months ended June 30, 1997.
(d) Based on trial balance. Final audit not yet completed.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                      A-18
                                   UNAUDITED



                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS

                                   /----------------------HTCT VI-2------------------------\


                                         1994(a)          1995         1996        1997(c)
                                         -------         -----         ----        -------

Gross revenue                         $    3,475      $179,927     $ 161,610    $   43,489
Less:
   Operating expenses                     27,269        57,965        60,777        37,395
   Interest                                    0        39,148         5,350             0
   Depreciation and amortization           1,638        26,208        40,109        20,363
Equity in losses in local partnerships   240,698       628,521       628,631       425,200
                                       ---------     ---------       -------       -------

Net income (loss) - GAAP basis          (266,130)     (571,915)     (573,257)     (439,469)

Taxable loss from operations            (228,979)     (702,048)     (641,050)     (483,400)

Cash generated (used) from operations    (25,518)       62,653        60,895        32,041
Cash generated from sales                      0             0             0             0
Cash generated from refinancing                0             0             0             0

Less: Cash distributions to investors          0             0             0             0

Cash generated (deficiency) after cash
 distributions and special items         (25,518)       62,653        60,895        32,041

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                     (b)(82)       (b)(58)          (41)           (31)
     From gain on sale                        0             0             0              0

Federal tax credits                        (b)21         (b)70           105           N/A
California tax credits                         0             0             0             0

Cash distributions to investors                0             0             0             0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties                              100           100           100           100

--------------------------------

(a) Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investor.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                      A-19
                                   UNAUDITED




                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                                    /-------------------------------------CHTC IV-4-------------------------------\



                                                          1994(a)             1995           1996           1997(c)
                                                          -------             ----          -----           -------

Gross revenue                                          $    1,613     $    160,888     $   147,254       $   41,899
Less:
   Operating expenses                                      13,399           41,325          51,488           25,668
   Interest                                                     0           79,853               0                0
   Depreciation and amortization                                0           16,056          24,865           12,705
Equity in losses in local partnerships                     (2,212)         100,224         528,288          234,600
                                                          -------          -------       ---------          -------

Net income (loss) - GAAP basis                             (9,574)         (76,570)       (457,387)        (231,074)

Taxable loss from operations                              (11,786)         (60,108)       (566,147)        (250,561)

Cash generated (used) from operations                       1,602           26,322          95,766           64,109
Cash generated from sales                                       0                0               0                0
Cash generated from refinancing                                 0                0               0                0

Less: Cash distributions to investors                           0                0               0                0

Cash generated (deficiency) after cash
 distributions and special items                            1,602           26,322          95,766           64,109

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                       (b)(12)           (b)(9)            (49)             (22)
     From gain on sale                                          0                0               0                0

Federal tax credits                                             0            (b)18              64              N/A
California tax credits                                          0            (b)53              70              N/A

Cash distributions to investors                                 0                0               0                0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties                                               100              100             100              100

--------------------------------

(a) Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months  ended June 30,  1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                      A-20
                                   UNAUDITED




                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                             /---------------------HTCF V-3----------------------\


                                                1995(a)              1996                1997 (d)
                                                -------             -----                --------

Gross revenue                                $    3,487          $   209,940            $   70,711
Less:
   Operating expenses                            12,379               69,130                36,035
   Interest                                           0                    0                     0
   Depreciation and amortization                    454               23,436                17,978
Equity in losses in local partnerships              343              185,071               223,400
                                                  -----              -------               -------

Net income (loss) - GAAP basis                    9,689              (67,697)             (206,702)

Taxable income (loss) from operations             2,522             (128,969)             (248,971)

Cash generated (used)from operations              3,402               34,885               162,232
Cash generated from sales                             0                    0                     0
Cash generated from refinancing                       0                    0                     0

Less: Cash distributions to investors                 0                    0                     0

Cash generated (deficiency) after cash
 distributions and special items                  3,402               34,885               162,232

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                               (b)2               (b)(26)                  (14)
     From gain on sale                                0                    0                     0

Federal tax credits                                (b)3                (b)62                   N/A
California tax credits                                0                    0                     0

Cash distributions to investors                    (c)5                    0                     0

Amount (in percentage terms)
 remaining invested in program
 properties   at   end   of   year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties)                                    100                  100                   100

--------------------------------

(a)       Partial year of operations.
(b) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) This amount was distributed in 1995 by the general  partner.
(d) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                      A-21
                                   UNAUDITED




                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS





                                         /-----------HTCF V-4-------------\     /------------CHTC IV-5-------------\

                                               1996 (a)           1997                1996 (a)         1997 (c)
                                              ---------         ------                --------       ---------

Gross revenue                                 $   15,529      $   54,513           $    54,573      $   35,491
Less:
   Operating expenses                             30,183          15,640                 1,393          13,802
   Interest                                            0               0                     0               0
   Depreciation and amortization                   2,851          15,640                 7,753           5,494
Equity in losses in local partnerships            29,329          18,000                   (15)         30,774
                                                  ------        --------                 ------         ------

Net income (loss) - GAAP basis                   (46,834)         (8,115)                45,442        (14,579)

Taxable income (loss) from operations            (23,166)        (14,775)                45,427        (17,527)

Cash generated (used) from operations              4,010          44,679                159,328         16,748
Cash generated from sales                              0               0                     0               0
Cash generated from refinancing                        0               0                     0               0

Less: Cash distributions to investors                  0               0                     0               0

Cash generated (deficiency) after cash
 distributions and special items                   4,010          44,679               159,328          16,748

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                (b)5           (b)(1)                (b)10            (b)2
     From gain on sale                                 0               0                     0               0

Federal tax credits                                (b)14             N/A                     0             N/A
California tax credits                                 0             N/A                     0             N/A

Cash distributions to investors                        0               0                     0               0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties                                      100             100                   100             100

--------------------------------

(a) Partial year of operations.
(b) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
(d) Based on trial balance.  Final audit not yet completed.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                      A-22
                                   UNAUDITED




                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS





                                                                    FOUR PRIVATE
                                 /---------------------------OFFERINGS CLOSED DURING 1992---------------------\



                                        1992(a)        1993        1994        1995        1996     1997(c)
                                        -------        ----        ----        ----        -----    -------

Gross revenue                        $  179,081     394,031     261,322     219,584      110,265      27,348
Less:
   Operating expenses                     9,951      12,208       9,958      15,822       20,825
   Interest                              38,574      40,265      20,139      13,392            0      28,679
   Depreciation and amortization              0       1,346       2,619       3,518        9,006           0
Equity in losses in local partnerships  535,833     967,507   1,098,116   1,129,379    1,097,925     530,845
                                        -------     -------   ---------   ---------    ---------     -------

Net income (loss) - Tax basis          (405,277)   (627,295)   (869,510)   (942,527)  (1,017,491)   (537,129)

Cash generated (used) from operations   (31,736)    (28,897)     (6,385)      1,999       89,440      (1,331)
Cash generated from sales                     0           0           0           0            0           0
Cash generated from refinancing               0           0           0           0            0           0

Less: Cash distributions to investors         0           0           0           0            0           0

Cash generated (deficiency) after cash
 distributions and special items        (31,736)    (28,897)     (6,385)       1,999       89,440     (1,331)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                    (b)(47)        (73)       (110)       (114)       ( 123)       ( 65)
     From gain on sale                       0           0           0           0            0           0

Federal tax credits                          63         122         134         136          136         N/A
California tax credits                      104          92          92          49            0         N/A

Cash distributions to investors               0           0           0           0            0           0

Amount (in percentage terms)
 remaining invested in program
 properties   at   end   of   year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties                             100         100         100         100          100         100

--------------------------------

(a)       Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30,  1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                      A-23
                                    UNAUDITED


                                    TABLE III
                           OPERATING RESULTS OF PRIOR
                                    PROGRAMS


                                                              FOUR PRIVATE
                                 /------------------OFFERINGS CLOSED DURING 1993-------------------------\



                                        1993(a)          1994        1995          1996        1997(c)
                                        ------           ----       -----         -----        ------

Gross revenue                        $  130,878     $ 332,016   $ 242,791    $   147,841      $ 82,018
Less:
   Operating expenses                     2,834        16,958      10,944         23,613        24,830
   Interest                               6,111        14,094      14,427              0             0
   Depreciation and amortication         13,808        12,262      15,457         13,863         6,932
Equity in losses in local partnerships  435,734       959,693     878,965        805,025       394,453
                                        -------       -------     -------        -------       -------

Net income (loss) - Tax basis          (327,609)     (670,691)   (677,002)      (694,660)      (344,197)

Cash generated (used)from generations   121,645       302,422       6,094        124,228         57,188
Cash generated from sales                     0             0           0              0              0
Cash generated from refinancing               0             0           0              0              0

Less: Cash distributions to investors         0             0           0              0              0

Cash generated  (deficiency) after cash
 distributions and special items         121,645       302,422       6,094        124,228         57,188

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                     (b)(48)         (113)        (112)          (114)           (57)
     From gain on sale                        0             0            0              0              0

Federal tax credits                          49           101          126            130            N/A
California tax credits                       46            46           46             27            N/A

Cash distributions to investors               0             0            0              0              0

Amount (in percentage terms)
 remaining invested in program
 properties   at   end   of   year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties                              100           100         100            100            100

--------------------------------

(a) Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30,  1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                      A-24
                                   UNAUDITED




                                   TABLE III
                           OPERATING RESULTS OF PRIOR
                                    PROGRAMS








                                                                            TWO PRIVATE
                                  /------------------------------OFFERINGS CLOSED  DURING 1994-------------------------------\



                                                              1994(a)              1995          1996        1997(c)
                                                              -------              ----          ----        -------

Gross revenue                                               $   7,619        $  112,058     $   67,700     $   7,619
Less:
   Operating expenses                                         111,523            36,529         54,699       111,523
   Interest                                                         0                 0              0             0
   Depreciation and amortization                                1,305            12,906         37,940         1,305
Equity in losses in local partnerships                        129,352           861,238      1,285,203       129,352
                                                            ---------         ---------      ---------       -------

Net income (loss) - Tax basis for WNC Tax Credits XXX        (234,561)         (798,615)    (1,310,142)     (234,561)
GAAP basis for ITC I
Cash generated (used) from operations                         (39,826)          (61,055)         13,001      (39,826)
Cash generated from sales                                           0                 0              0             0
Cash generated from refinancing                                     0                 0              0             0

Less:  Cash distributions to investors                              0                 0              0             0

Cash generated (deficiency) after cash
 distributions and special items                              (39,826)          (61,055)         13,001      (39,826)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                          (b)(76)             (101)          (158)       (b)(76)
     From gain on sale                                             0                 0              0             0

Federal tax credits                                               31                90            126           N/A
California tax credits                                             0                 0              0             0

Cash distributions to investors                                    0                 0              0             0

Amount (in percentage terms) remaining
invested in program properties at end of
year (original total acquisition costs
of properties  retained divided by total
original acquisition costs of all properties)                    100               100            100           100
--------------------------------

(a) Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30,  1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                      A-25
                                   UNAUDITED


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS








                                                 ONE PRIVATE                                 TWO PRIVATE
                                       ---OFFERING CLOSED DURING 1995---            ---OFFERINGS CLOSED DURING 1997---




                                        1995(a)           1996       1997 (c)               1997(a) (c)
                                       --------          -----      --------               -----------

Gross revenue                        $   58,335     $  138,052    $   18,704                $   40,196
Less:
   Operating expenses                   126,526        102,922        52,314                    25,232
   Interest                                   0              0             0                   674,920
   Depreciation and amortization          6,099         32,616        11,500                    21,168
Equity in losses in local partnerships  161,903        453,545                                 166,300
                                      ---------       --------       -------                    -------

Net income (loss) - GAAP basis         (236,193)      (451,031)     (288,510)                 (847,424)

Taxable loss from operations           (146,497)      (716,986)     (378,510)                 (832,397)

Cash generated (used) from generations  (74,596)       (44,733)      (40,282)                  (26,232)
Cash generated from sales                     0              0             0                         0
Cash generated from refinancing               0              0             0                         0

Less: Cash distributions to investors         0              0             0                         0

Cash generated (deficiency) after cash
 distributions and special items        (74,596)       (44,733)      (40,282)                  (26,232)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                     (b)(10)          (48)           (25)                  (b)(145)
     From gain on sale                        0             0              0                         0

Federal tax credits                        (b)7            59            N/A                       N/A
California tax credits                        0             0              0                       N/A

Cash distributions to investors               0             0              0                         0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
(original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties                             100            100           100                       100

--------------------------------

(a) Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30,  1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                      A-26
                                   UNAUDITED

                                     TABLE V

TABLE V presents the sales or disposals of property by partnerships sponsored by the Sponsor during the three years and six months ended June 30, 1997. The two sales were in Shelter Resource Fund which is presented in TABLE II under other public programs.







                                      A-27
                                   UNAUDITED

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                        (January 1, 1994 - June 30, 1997





                            SHELTER RESOURCE FUND(e)




                                         FOLSOM GARDEN I       FOLSOM GARDEN II

Date property acquired                         11/30/83              11/30/83
Date of sale                                    1/30/97(a)            1/30/97(a)


Selling  Price,  Net of  Closing  Costs and GAAP
Adjustments:

 Cash received (disbursed) net of closing costs   $(216,345)           $117,454
 Mortgage balance and accrued interest at         1,918,394           1,586,941
time of sale
 Purchase money mortgage taken back
by program                                                0                   0
  Adjustments resulting from application
    of GAAP                                               0                   0
Total                                           1,702,049(b)        1,704,395(b)

Cost of  Properties  Including  Closing and
Soft Costs

Original mortgage financing                       1,200,000           1,200,000
  Total acquisition cost, capital
improvement, closing and soft costs(c)              369,716             362,120
Total                                             1,569,716           1,562,120

Excess (Deficiency) of Property
 Operating Cash Receipts Over Cash
 Expenditures(d)                                   $(27,339)           $140,954

---------------------------------

(a) Sales were not to related parties.
(b) Allocation of taxable income between ordinary and capital will not be known until the preparation of the partnership's 1997 tax return. Neither sale will be reported as an installment sale.
(c) Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.
(e) All figures  based on trial balances. Final audit not yet completed.





                                      A-28
                                   UNAUDITED

                                                                      EXHIBIT B



                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5

                               FIRST AMENDMENT TO

                        AGREEMENT OF LIMITED PARTNERSHIP



         The AGREEMENT OF LIMITED PARTNERSHIP of WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5 dated as of March 3, 1997 among WNC & Associates, Inc., as General Partner, John B. Lester, Jr., as Initial Limited Partner, and those Persons admitted to the Partnership as Additional Limited Partners, is hereby amended by the General Partner pursuant to the power granted it in Section
12.1.2 of such Partnership Agreement as follows:

1. Section 4.3.1 thereof shall be amended to read in its entirety as follows:

         4.3.1. Unless Section 4.3.3 applies, if there is an aggregate Loss remaining, such remaining aggregate Loss shall be allocated:

         (i) First, to the extent of the positive Capital Account balances of the Partners, in such manner and amount as is necessary to cause such balances, as so adjusted, to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner until such balances are reduced to zero;

         (ii) Second, to the extent of the excess of Partnership Minimum Gain over the aggregate negative Capital Account balances of the Partners with such balances, to the General Partner and the Limited Partners in such manner and amount as is necessary to cause their negative Capital Account balances, as so adjusted, to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner; and

         (iii) Third, to the General Partner.

2. Section 4.3.2 thereof shall be amended to read in its entirety as follows:

         4.3.2. Unless Section 4.3.3 applies, if there is an aggregate Profit remaining, such remaining aggregate Profit shall be allocated:

         (i) First, in the event that the Limited Partners have an aggregate positive Capital Account balance and the General Partner has a negative Capital Account balance or vice versa, to the class of Partners with and to the extent of such negative balances;

         (ii) Second, to the extent of the aggregate negative Capital Account balances of the Partners, to the Limited Partners and the General Partner in such manner and amount as is necessary to cause the negative Capital Account balances of such Partners, as so adjusted, to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner; and

         (iii) Third, to the Limited Partners to the extent that their positive Capital Account balances are less than their Adjusted Capital Contributions.

3. Section 4.4.1(i) thereof shall be amended to read in its entirety as follows:

         4.4.1.(i) The provisions of this Agreement related to the maintenance of Capital Accounts, the allocation of Profits and Losses for Tax Purposes and Tax Credits and the distribution of cash and property to the Partners are intended to comply with the requirements of Treasury Regulation Section 1.704-1(b) by causing the amount of such Profits and Losses for Tax Purposes to be allocated among the Partners' Capital Accounts so that the amount in their Capital Accounts as of the end of each fiscal year of the Partnership is equal to the Partners' Deemed Liquidation Distributions. Where there would be no Deemed Liquidation Distribution to the Partners, such provisions are intended to comply with the above-referenced Treasury Regulations by (a) limiting the maximum negative balance in the Capital Accounts of the Limited Partners, as a class, to an amount not in excess of their aggregate share (determined in accordance with Treasury Regulation Section 1.704-2(g)) of Partnership Minimum Gain, (b) allocating the Partnership's aggregate Nonrecourse Deductions to cause the negative Capital Account balances of the Limited Partners, as a class, and the General Partner to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner, and (c) allocating to the Partners an amount of gross income or gain of the Partnership to the extent necessary to cause the Partnership to comply with clauses (a) and (b) of this sentence at the end of each fiscal year of the Partnership. In addition, such provisions are intended to cause the amount distributable to each Partner in an actual distribution pursuant to Section 4.2.2 to equal the amount that would be distributable to each Partner if Section 4.2.1 rather than Section 4.2.2 applied to such distribution.


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


4. Section 4.4.3(ix) thereof shall be amended to read in its entirety as follows:

         (ix)  Except  as  otherwise  expressly  provided  herein,   Nonrecourse
Deductions shall be allocated 99.9% to the Limited Partners and 0.1% to the General Partner.

5. Section 4.5.1 thereof shall be amended to read in its entirety as follows:

         4.5.1. Except as provided in Section 4.5.2, in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii), all expenditures giving rise to the allowance of any Tax Credits shall be allocated among the Partners in the manner in which the deductions arising from such expenditures are allocated among the Partners for the relevant taxable year, it being the intention of the Partners that such expenditures, including, without limitation, expenditures giving rise to the allowance of Low Income Housing Credits, be allocated 99.9% to the Limited Partners, as a class, and 0.1% to the General Partner.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Partnership Agreement as of August 29, 1997.

                                      WNC & ASSOCIATES, INC.
                                      General Partner


                                      By:  /s/ JOHN B. LESTER, JR.
                                               John B. Lester, Jr.,
                                               President
















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